                                                                    EXHIBIT 10.1

                                                                  CONFORMED COPY


                              DATED 16TH MAY, 1997


                           PRINCIPAL HEALTHCARE  PLC

                                  AS BORROWER

                       OMEGA HEALTHCARE INVESTORS, INC.,

                                  AS GUARANTOR

                        THE LENDERS LISTED IN SCHEDULE 1

            MORGAN GUARANTY TRUST COMPANY OF NEW YORK, LONDON BRANCH

                                    AS AGENT

                          J.P. MORGAN SECURITIES LTD.

                                  AS ARRANGER

                      ------------------------------------

                                   AGREEMENT

     FOR A REVOLVING CREDIT AND GUARANTEE FACILITY OF UP TO L .46,000,000

                                  IN AGGREGATE

                      ------------------------------------




                               Slaughter and May

                              35 Basinghall Street

                                London  EC2V 5DB

                                    RMF/JEH

                                    CONTENTS


CLAUSE                                                                     PAGE
------                                                                     ----

PART I: INTERPRETATION                                                        2

1. INTERPRETATION AND CALCULATIONS                                            2

PART II: THE FACILITY                                                        16

2. THE FACILITY                                                              16

3. THE LENDERS AND THE BORROWERS                                             17

4. FEES AND EXPENSES                                                         18

5. CANCELLATION                                                              21

PART III: UTILISATION OF THE REVOLVING FACILITY                              22

6. ADVANCE OF FUNDS                                                          22

7. GUARANTEED LOAN NOTES                                                     24

8. UNCONDITIONAL PERIOD                                                      27

9. INTEREST                                                                  28

10. REPAYMENT                                                                29

11. PREPAYMENT                                                               29

PART IV:  CHANGES OF CIRCUMSTANCES AND PAYMENTS                              31

12. CHANGES OF CIRCUMSTANCES                                                 31

13. PAYMENTS                                                                 36

14. LATE PAYMENT                                                             38

15. SHARING AMONG LENDERS                                                    39

PART V: GUARANTEE AND INDEMNITY                                              41

16. GUARANTEE                                                                41

17. GUARANTOR'S INDEMNITY                                                    43

PART VI: REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT                    45

18. REPRESENTATIONS OF THE BORROWER                                          45

19. REPRESENTATIONS FOLLOWING THE ACQUISITION PERIOD                         48

20. REPRESENTATIONS OF THE GUARANTOR AND THE EXISTING AGREEMENT
    SUBSIDIARIES                                                             49

21. INFORMATION COVENANTS                                                    52

22. GENERAL COVENANTS OF THE BORROWER                                        54

23. GENERAL COVENANTS OF THE GUARANTOR                                       56

24. EVENTS OF DEFAULT                                                        57

PART VII: MISCELLANEOUS                                                      65

25. THE AGENT AND THE ARRANGER                                               65

26. EVIDENCE AND CERTIFICATES                                                69

27. NOTICES                                                                  70

28. ASSIGNMENT AND NOVATION                                                  71

29. WAIVERS AND AMENDMENTS                                                   72

30. MISCELLANEOUS                                                            73

31. LAW AND JURISDICTION                                                     74

SCHEDULE 1: LENDERS AND COMMITMENTS                                          76

SCHEDULE 2: COSTS RATE                                                       77

SCHEDULE 3: CONDITIONS PRECEDENT                                             79

SCHEDULE 4: FORM OF SUBSTITUTION CERTIFICATE                                 81

SCHEDULE 5: FORM OF NOTICE FOR ADVANCES                                      83

SCHEDULE 6: FORM OF NOTICE FOR GUARANTEED LOAN NOTES                         85

SCHEDULE 7: PERMITTED BORROWER'S SECURITY                                    87

SCHEDULE 8: PRINCIPAL PROPERTIES                                             88

SIGNATURES                                                                   91

                                 LOAN AGREEMENT

DATE: 16th May, 1997

PARTIES

1. PRINCIPAL HEALTHCARE PLC, a company incorporated in England and Wales (number 3326678), of 145 Cannon Street, London, EC4N 5BP, as borrower

2. OMEGA HEALTHCARE INVESTORS, INC., a company incorporated in Maryland of 905 West Eisenhower Circle, Suite 110, Ann Arbor, Michigan, United States of America 48103, as guarantor

3.   THE LENDERS listed in Schedule 1, as lenders

4.   MORGAN GUARANTY TRUST COMPANY OF NEW YORK, LONDON BRANCH as agent

5.   J.P. MORGAN SECURITIES LTD., as arranger

BACKGROUND

At the request of the Borrower the Lenders are willing to provide a revolving credit and guarantee facility of up to L.46,000,000 in aggregate (which aggregate figure includes a guarantee facility in a maximum amount of Guaranteed Loan Notes Outstandings of L.26,000,000) subject to the guarantee of the Guarantor, all on the terms of this Agreement.

The parties agree as follows:

                             PART I: INTERPRETATION

1.    INTERPRETATION AND CALCULATIONS

1.1   DEFINITIONS:

      In this Agreement:

      "ACQUISITION" means the proposed acquisition, pursuant to the terms of the Offers, of all of the issued and to be issued share capital of Quality Care including, without limitation, the cancellation of any share options.

      "ACQUISITION PERIOD" means the period commencing on the Offer Date and terminating three months after the expiry of the Unconditional Period.

      "ADVANCE" means an advance made, or to be made, under Clause 6.

      "ADVANCE DATE" means the date, or proposed date, of an Advance.

      "AFFILIATE" of any Lender means any Subsidiary or Holding Company of that Person, or any Subsidiary of any such Holding Company, or any other Person in which that Person or any such Holding Company or Subsidiary owns at least 20% of the equity share capital or the like.

      an "AGENCY" of a state includes any agency, authority, central bank, department, government, legislature, minister, ministry, official or public or statutory Person (whether autonomous or not) of, or of the government of, that state or any political sub-division in or of that state.

      "AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as agent for the Lenders, acting through its office at 60 Victoria Embankment, London EC4Y 0JP or any other office which it may notify to the Borrower, the Guarantor and the Lenders provided that if the office is situated outside the United Kingdom the consent of the Borrower shall be required but such consent is not to be unreasonably withheld or delayed. If there is a change of Agent in accordance with Clause 25.12, "Agent" will instead mean the new Agent appointed under that Clause.

      "ARRANGER" means J.P. Morgan Securities Ltd., in its capacity as arranger of the Facility.

      "AUTHORISED PERSON" means a person authorised to sign documents on behalf of the Borrower or the Guarantor under this Agreement by virtue of a resolution of the directors of that party a certified copy of which has been delivered to the Agent. A person will cease to be an "Authorised Person" upon notice by the appointing party to the Agent.

      "AVAILABLE COMMITMENT" means the amount of a Lender's Commitment which is available to the Borrower which on any day is the Commitment of that Lender less the Lender's participation in the Outstanding Amount.

      "AVAILABLE FACILITY" means the aggregate amount which is available to the Borrower under the Facility which on any day is the Total Commitments less the Outstanding Amount.

      "BORROWED MONIES INDEBTEDNESS" of the Borrower or any of its Subsidiaries means:

      (A)  all obligations of that person for borrowed money,

      (B) any indebtedness under any acceptance credits or like transactions opened on behalf of that person,

      (C) the face amount of any bills of exchange for which that person is liable,

      (D) all obligations of that person under any bond, debenture, note or similar instrument,

      (E) the net liability of that person in respect of any interest rate or currency swap or forward currency sale or purchase or other form of interest or currency hedging transaction (including without limit caps, collars and floors),

      (F) all payment obligations which in accordance with UK GAAP are or should be capitalised of that person under any lease which is entered into primarily as a means of raising finance,

      (G) all obligations entered into primarily as a means of raising finance of that person for the deferred purchase price of assets or services other than goods and services supplied or obtained in the ordinary course of that person's business, and

      (H) all liabilities of that person (actual or contingent) under any guarantee, bond, security, indemnity or other agreement in respect of any of the foregoing.

      "BORROWER" means Principal Healthcare PLC, the first party to this Agreement.

      "BORROWER'S GROUP" means the Borrower and its Subsidiaries.

      "BUSINESS DAY" means a day other than a Saturday or a Sunday on which banks are open for inter-bank payments in London.

      "CAPITALISED LEASE OBLIGATIONS" means as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under US GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the capitalised amount thereof, determined in accordance with U.S. GAAP.

      "CASH COVER" means credit balances held from time to time by the Borrower with the Issuing Bank.

      "CODE" means The City Code on Takeovers and Mergers in force from time to time.

      "COMMITMENT" means the amount which a Lender has committed to the Facility. Each Lender's initial "Commitment' is set out next to its name in Schedule 1. This may be reduced in accordance with this Agreement. In addition the amount of a Lender's "Commitment" may be adjusted by novations in accordance with Clause 28.

      "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which together with the Guarantor, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the U.S. Code and Section 4001(a)(2) of ERISA.

      "COSTS RATE" means a rate per annum determined by the Agent and notified to the Borrower. This rate will be applied to a Loan Amount for a particular period. It will be calculated in accordance with Schedule 2.

      "ENVIRONMENTAL LAWS AND REGULATIONS" means all applicable laws, regulations, licences, orders and requirements relating to the protection of, or discharge of materials into, the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

      "EVENT OF DEFAULT" has the meaning described in Clause 24.1.

      "EXISTING AGREEMENT" means the amended and restated loan agreement dated 6th June, 1996 and made between the Guarantor and the Existing Agreement Subsidiaries, the Existing Agreement Banks, Fleet Bank, N.A., National Westminster Bank plc and Harris Trust and Savings Bank and Kleinwort Benson Limited (as amended, modified, supplemented, waived, assigned or novated from time to time).

      "EXISTING AGREEMENT BANKS" means those banks that have executed the signature pages to the Existing Agreement.

      "EXISTING AGREEMENT SUBSIDIARIES" means those borrowers as set out in
      Exhibit 1 to the Existing Agreement excluding the Guarantor which are for the time being borrowers under the Existing Agreement.

      "FACILITY" means the revolving credit and guarantee facility provided by this Agreement.

      "FINANCIAL STATEMENTS" means the audited consolidated balance sheets of the Guarantor and its Subsidiaries as of 31st December, 1996 and the related audited consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, certified by Ernst & Young.

      "GUARANTEE" means the guarantee of amounts due under this Agreement contained in Clause 16.

      "GUARANTEE COMMITMENT" means in relation to a Lender the sub-limit of that part of its commitment set out next to its name in Schedule 1 and identified as the Guarantee Commitment. This may be reduced in accordance with this Agreement. In addition, the amount of a Lender's "Guarantee Commitment" may be adjusted by novation in accordance with Clause 28.

      "GUARANTEED LOAN NOTES" means the guaranteed loan notes (in or substantially in the agreed form and, if not in or substantially in the agreed form subject to such amendments as the Issuing Bank may approve, such approval not to be unreasonably withheld or delayed) to be issued or from time to time in issue by the Borrower as part of the consideration for its purchase of Quality Care Shares pursuant to the Offer Document.

      "GUARANTEED LOAN NOTES INSTRUMENT" means the instrument (in or substantially in the agreed form and, if not in or substantially in the agreed form subject to such amendments as the Issuing Bank may approve such approval not to be unreasonably withheld or delayed) (made on or before the date on which any Guaranteed Loan Notes are issued) under which the Guaranteed Loan Notes are constituted.

      "GUARANTEED LOAN NOTES OUTSTANDINGS" means, at any time, the maximum principal amount plus interest up to maturity of all the Guaranteed Loan Notes then in issue subject to reduction in accordance with Clauses 7 and 10.3.

      "GUARANTEED LOAN NOTES REDEMPTION DATE" means the date falling on or before the Maturity Date on which the Guaranteed Loan Notes are to be repaid in accordance with their terms.

      "GUARANTOR" means Omega Healthcare Investors, Inc., the second party to this Agreement.

      "GUARANTOR'S GROUP" means the Guarantor and its Subsidiaries.

      "GUARANTOR'S INDEBTEDNESS" means with respect to any Person, all: (a) liabilities or obligations, direct and contingent, which in accordance with U.S. GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which the Guarantor's Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific dollar amount on the liability side of such balance sheet, and Capitalised Lease Obligations of such Person; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and
      (d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

      "HOLDING COMPANY" has the meaning described in section 736 of the Companies Act 1985.

      "INVESTMENT FACILITY" means a health care facility offering health care-related products, including any acute care hospital, rehabilitation hospital, nursing home, retirement centre, long-term care facility, or medical office building and directly related facilities.

      "ISSUING BANK" means Morgan Guaranty Trust Company of New York, London Branch as guarantor under the Guaranteed Loan Notes.

      "LEASE RENTAL EXPENSE" means for any period and with respect to any Investment Facility, the total amount payable during such period by the lessee of such Investment Facility to the Guarantor, including, without limitation, (a) base rent (as adjusted form time to time), plus (b) all incremental charges to which the Investment Facility is subject under the lease relating thereto.

      "LENDER" means a lender listed in Schedule 1 acting through the office appearing under its name on the signature pages. A lender which acquires an interest in this Facility by way of assignment or novation will become a "LENDER" and will act through its office notified to the Agent. The expression also includes a successor in title to a Lender. A Lender will cease to be a "LENDER" if it novates its entire interest in this Facility.

      "LENDER GROUP COMPANY" means a Lender or any Holding Company of a Lender.

      "LETTER OF CREDIT" means an evergreen letter of credit issued by a bank (acceptable to the Agent in its absolute discretion) at the request of the Borrower in substitution for Cash Cover in accordance with the provisions of Clause 24.7.

      "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

      "LIBOR" means a rate per annum calculated by the Agent and notified to the Borrower. This rate will be applied to a Loan Amount for a particular period. It will be determined as follows:

      (A) "LIBOR" will be the rate which appears on the Screen for deposits in sterling of that amount for that period. This rate will be determined on or about 11.00 a.m. on the first day of the period.

      (B) If the rate specified in (A) above does not appear on the Screen, LIBOR will be the rate calculated by the Agent to be the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the respective rates, as supplied to the Agent at its request, quoted the Reference Banks to leading banks in the London Interbank Market at or about 11.00 am on the first day of that period for the offering of deposits in sterling an amount equal to a Loan Amount and for a period equal to that period provided that if any one of the relevant Reference Banks should be unable or otherwise fails so to supply such offered rates, the same shall be determined on the basis of the quotations of the remaining Reference Banks.

      "LOAN AMOUNT" means the sum total of the Advances the Borrower shall at any moment have drawn under the Facility and which shall then be outstanding.

      "MAJORITY BANKS" means Lenders whose Commitments exceed 67% in aggregate. If, however, a Utilisation has been made and is outstanding "Majority Banks" means Lenders whose participations in the Outstanding Amount exceed 67% in aggregate.

      "MARGIN" means, on any date, the percentage set forth in the columns identified as Level 1, Level 2, Level 3 and Level 4 (the "RATINGS LEVELS") in the table set out below based upon the ratings assigned to the Guarantor by Standard & Poor's, Moody's and Duff & Phelps from time to time for senior, unsecured, non-enhanced, long term debt. If the ratings by any of Standard & Poor's, Moody's and Duff & Phelps fall within different Ratings Levels the applicable Rating Level shall be based upon the lowest rating. Any changes in the Margin will be effective as of the first day of each Term, as the case may be, that commences following the date on which the Agent becomes aware that Standard & Poor's, Moody's or Duff & Phelps has announced the applicable change in its ratings.

                      LEVEL 1               LEVEL 2               LEVEL 3               LEVEL 4
-------               -------               -------               -------               -------
STANDARD & POOR'S     BBB OR HIGHER BY      AT LEAST TWO OF THE   ANY ONE OF THE        LEVELS 1-3 DID NOT
AND MOODY'S AND       STANDARD &            FOLLOWING: BBB - BY   FOLLOWING: BBB - BY   APPLY
DUFF & PHELPS         POOR'S/BAA2 OR        STANDARD &            STANDARD &
RATING OF GUARANTOR   HIGHER BY MOODY'S     POOR'S/BAA3 BY        POOR'S/BAA3 BY
                                            MOODY'S/ BBB - BY     MOODY'S/ BBB - BY
                                            DUFF & PHELPS         DUFF & PHELPS
--------------------  --------------------  --------------------  --------------------  --------------------
Margin                0.875%                1.00%                 1.125%                1.50%
------                ------                -----                 ------                -----

      "MATURITY DATE" means the date falling 364 days after the date of this Agreement or, if earlier, the date the Facility is cancelled in full.

      "MOODY'S" means Moody's Investor Service Inc. and its successors.

      "MORTGAGES" means mortgages of real property constituting an Investment Facility for which the Guarantor is the mortgagee.

      "MORTGAGE EXPENSE" means for any period and with respect to any Investment Facility, the total amount payable during such period by the mortgagor of such Investment Facility to the Guarantor, including, without limitation, (a) interest and principal (as adjusted from time to time) plus (b) all incremental charges to which the Investment Facility is subject under the mortgage.

      "OFFERS" means the offer or offers to be made on behalf of the Borrower, substantially on the terms and conditions of the Press Release or on amended, varied or revised terms, to acquire all of the issued share capital of Quality Care.

      "OFFER DATE" means the date on which the Offer is made.

      "OFFER DOCUMENT" means the document or documents to be sent to Quality Care shareholders formally setting out the Offers.

      "OPERATOR" means (a) the lessee of any Investment Facility owned or leased by the Guarantor and (b) the mortgagor of an Investment Facility which is subject to a Mortgage to the extent that such entity controls the operation of the Investment Facility.

      "OUTSTANDING AMOUNT" means, at any time, the aggregate of the Loan Amount and Guaranteed Loan Notes Outstandings.

      "PERMITTED BORROWER'S SECURITY" means in relation to the Borrower and its
      Subsidiaries:

      (a) rights of set-off or combinations of accounts over credit balances of the Borrower or its Subsidiaries with banks or other financial institutions; or

      (b) any Security existing as at the date of this Agreement full details of which are set out in Schedule 7; or

      (c) any liens arising in the ordinary course of the business of the Borrower or any of its Subsidiaries or solely by operation of law; or

      (d) any Security created on any asset acquired the Borrower or any of its Subsidiaries and/or or developed by it after the date of this Agreement for the sole purpose of financing or re-financing that acquisition and/or development and securing a principal, capital or nominal amount not exceeding the cost of that acquisition and/or as the case may be development; or

      (e) any Security arising, as part of the arrangements for the supply of capital equipment, from or pursuant to the reservation, retention or acquisition by the supplier of capital equipment to the Borrower or any of its Subsidiaries of title thereto or to the proceeds (whether tangible or intangible) of any such goods, or of any other interest in such goods or proceeds to secure indebtedness owing to that supplier; or

      (f) any Security created or outstanding with the prior written consent of the Majority Lenders; or

      (g) any Security (a "SUBSTITUTE SECURITY") which replaces any other Permitted Borrower's Security and which secures a maximum principal, capital or nominal amount not exceeding the maximum principal, capital or nominal amount secured by such Permitted Borrower's Security at the time it is replaced together with any interest accruing on such amount after the date such Substitute Security is created or arises; or

      (h) any other Security created or arising on or over assets of the Borrower or its Subsidiaries provided that the aggregate principal, capital or nominal amount secured by all such Security does not exceed L.500,000 in aggregate.

      "PERMITTED BORROWINGS" means during the Unconditional Period (i) any borrowings made by the Borrower hereunder or (ii) any borrowings made by the Borrower from the lessees of Principal Properties or any of them or any company owning 20 per cent. or more of the issued share capital of any such lessee, or from the Guarantor or Principal Healthcare Finance Limited, up to an amount of L.8,000,000 in aggregate, provided that the sum of the Loan Amount plus the Permitted Borrowing referred to in
      (ii) shall not at any time during the Unconditional Period exceed L.49,000,000.

      a "PERSON" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or Agency of a state (in each case whether or not having separate legal personality).

      "PGBC" means the United State Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "PLAN" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the U.S. Code and is either (i) maintained by a member of a Controlled Group for employees or a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or to any other arrangement under which more than one employer makes contributions to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 years made contributions.

      "POTENTIAL EVENT OF DEFAULT" means an event or state of affairs which is mentioned in Clause 24.1 but which has not become an Event of Default because any grace period herein has not elapsed or a notice has not been given.

      "PRESS RELEASE" means the first document to be released announcing the Offers pursuant to Rule 2.5 of the Code, being in or substantially in the agreed form.

      "PRINCIPAL PROPERTIES" means the properties in England and Wales or Scotland, the freehold or long leasehold of which is vested in Quality Care or one of its Subsidiaries and details of which are set out in
      Schedule 8 and "PRINCIPAL PROPERTY" shall be construed accordingly.

      "PROCEEDINGS" means any proceeding, suit or action arising out of or in connection with this Agreement.

      "QUALIFYING LENDER" means (i) in respect of funds at the time they are first advanced a Section 840A Bank and (ii) in respect of interest payable thereon any person who is within the charge to UK corporation tax at the time it is paid and for the avoidance of doubt where a person is within the charge to UK corporation tax in respect of such interest but either (i) can arrange its affairs such that it is not within the charge to UK corporation tax in respect of such interest or (ii) ceases to be within the charge to UK corporation tax, then if that person ceases to be within the charge to UK corporation tax in respect of such interest at the time such interest is paid that person shall not, for as long as such interest is so treated, be treated as a Qualifying Lender for the purposes of this Agreement.

      "QUALITY CARE" means Quality Care Homes PLC, a company incorporated in England and Wales and registered under number 2003672.

      "QUALITY CARE LEASE" means a lease in respect of any of the Principal Properties on arm's length commercial terms (including as to rent) and containing such material covenants as a prudent landlord would require having regard to (a) whether the lease is an occupational lease and (b) market practice in the healthcare industry and which require the lessee to repair the property demised and (subject to the lessee's right to contest the same) to comply with all applicable statutory requirements relating to the use and operation of the property.

      "QUALITY CARE SHARES" means all of the issued share capital of Quality Care which is not beneficially owned by the Borrower on or before the Offer Date.

      "RECEIVING BANKERS" means Lloyds Bank Registrars, The Causeway, Worthing, West Sussex BN99 6DA, in its capacity as receiving agent for acceptances under the terms of the Offers.

      "REFERENCE BANKS" means the principal London offices of Morgan Guaranty Trust Company of New York, National Westminster Bank PLC and Lloyds Bank Plc.

      "SCREEN" means the Telerate Page 3750 (or such other page as may replace Page 3750 on that service, or such other service as may be nominated by the British Bankers' Association as the information vendor for the purposes of displaying British Bankers' Association interest settlement rates for sterling).

      "SECTION 840A BANK" means a bank for the purposes of section 840A of the Income and Corporation Taxes Act 1988.

      "SECURITY" means security of any type created or existing over any asset including retention of title arrangements, rights to retain possession in the nature of security interests and any arrangement providing a creditor with a prior right to an asset belonging to a person, or its proceeds of sale, over other creditors in a liquidation of that person.

      "STANDARD & POOR'S" means Standard & Poor's Ratings Services and its successors.

      "SUBSIDIARY" has the meaning described in section 736 of the Companies Act 1985 Provided that the Borrower and the Borrower's Subsidiaries shall not be considered as Subsidiaries of the Guarantor for the purposes of this Agreement.

      "SUBSTITUTION CERTIFICATE" means a document substantially in the form set out in Schedule 4.

      "TERM" means the period for which an Advance is to be outstanding. If the last day of this period is not a Business Day that "Term" will instead end on the next Business Day, unless that day is in another calendar month. Where it is in another calendar month the last day of that "Term" will be the previous Business Day.

      "TOTAL COMMITMENTS" means at any time the aggregate of the Commitments of all the Lenders at that time.

      "TOTAL GUARANTEE COMMITMENTS" means at any time the aggregate of the Guarantee Commitments of all the Lenders at that time.

      "UK GAAP" means accounting principles generally accepted and adopted in the United Kingdom.

      "UNCONDITIONAL DATE" means the date on which the Offers are declared or become unconditional in all respects.

      "UNCONDITIONAL PERIOD" means the period beginning on the date on which the Press Release is issued and ending on the earliest of:

      (A) the date on which the Offers lapse or close under the terms of the Offer Document (and for these purposes, the Offer will not be deemed closed if it is extended, amended, varied or revised) or, if later, the date on which all the Quality Care Shares which are the subject of the procedures set out in Section 428-430F of the Companies Act 1985 have been acquired by the Borrower; and

      (B) the date on which Quality Care becomes a wholly-owned subsidiary of the Borrower.

      Provided that if on such date any consideration due under the Offer has not been settled the Unconditional Period shall be extended to end beyond the earliest of (A) and (B) and shall instead end on the earliest of:

      (i)  the date that such consideration is settled;

      (ii) the date falling 14 days after such date.

      "U.S. CODE" means the United States Internal Revenue Code of 1986 and the rules and regulations enacted thereunder.

      "US GAAP" means accounting principles generally accepted and adopted in the United States of America.

      "UTILISATION" means a utilisation of the Facility by way of Advance or a utilisation of the guarantee facility of the Issuing Bank for the Guaranteed Loan Notes.

      "UTILISATION DATE" means the date, or proposed date, of a  Utilisation.

 1.2  INTERPRETATION OF CERTAIN REFERENCES:

      Unless a contrary intention is indicated:

      (A) References to Clauses and Schedules are to Clauses of, and the Schedules to, this Agreement. References to paragraphs are to paragraphs in the same sub-clause. References to sub-paragraphs are to sub-paragraphs in the same paragraph.

      (B)  References to times are to London time.

      (C) References to assets are to present and future assets and include revenues.

      (D) References to "L.", to "pounds" and to "sterling" are to UK pounds sterling.

      (E) References to fees or expenses include any UK value added tax on those fees or expenses.

      (F) References to anything having a "Material Adverse Effect" are to its having, in the opinion of the Majority Banks, a material adverse effect on the ability of the Borrower or the Guarantor (as the case may be) to perform its obligations under this Agreement.

1.3   HEADINGS:

      All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

1.4   CALCULATIONS:

      Interest, the commitment fee and the guarantee fee will be calculated using the following formula:

                                    D
                               I = --- X R X A
                                    Y

      where:

          I    =       interest or commitment fee or guarantee fee accrued

          D    =       number of days in the period for which the interest or
                       commitment fee is to be calculated, including the first day but excluding the last day

          R    =       the rate of interest or of commitment fee or of
                       guarantee fee expressed as a fraction of the Loan Amount or the Available Facility or the Guaranteed Loan Notes
                       Outstandings (as the case may be)

          A    =       the amount on which interest or commitment fee or
                       guarantee fee is being calculated

          Y    =       365 (or 366 in a leap year).

      Interest, commitment fee and guarantee fee will be treated as accruing uniformly over each period on a daily basis. In some cases "R" or "A" may change during a period for which interest and commitment fee is to be calculated. In this case the interest and commitment fee will be calculated for successive periods and then aggregated. These successive periods will be the periods during which "R" and "A" were constant.

1.5  REIMBURSEMENTS:

      If a party wishes to claim reimbursement of any amount to which it is entitled it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts to be reimbursed. The reimbursing party agrees to pay those amounts to the party entitled to them no later than five Business Days after the delivery of the demand to the reimbursing party. Where there is an outstanding Event of Default, payment will be due instead on delivery of this demand.

                             PART II: THE FACILITY

2.    THE FACILITY

2.1   AMOUNT AND NATURE:

      The Facility is a 364 days revolving credit and guarantee facility under which:-


      (A) Advances may be made by the Lenders to the Borrower up to the maximum aggregate principal amount of L.46,000,000 ( less the amount of the Guaranteed Loan Notes Outstandings); and

      (B) the Issuing Bank may undertake the liabilities of guarantor under each Guaranteed Loan Note in the maximum aggregate amount (in respect of principal and interest which may accrue prior to maturity) of Guaranteed Loan Notes Outstandings of L.26,000,000.

2.2   PURPOSE:

      The Borrower agrees to use the proceeds of the Facility for the Acquisition and the costs and expenses associated with the Acquisition.

2.3   AVAILABILITY:

      The Borrower may utilise the Facility after the items listed in Schedule 3 have been complied with or satisfied in a form satisfactory to the Agent and after the Press Release as approved in accordance with Clause 22.1(H) has been issued.

2.4   ISSUE OF PRESS RELEASE

      All the items in Schedule 3 must have been complied with or satisfied before issue of the Press Release. The Agent shall promptly notify the Borrower and the Borrower's financial advisers in writing once it is satisfied that such items have been complied with. This notification will be irrevocable. Subject to compliance by the Borrower with Clause 22.1(H) in relation to the Press Release, the Borrower shall then be free to issue the Press Release.

2.5   EXPIRY OF AVAILABILITY:

      The Borrower may not utilise the Facility after the Maturity Date.

2.6   FACILITY LIMITS

      (A) The aggregate principal amount of the Loan Amount and Guaranteed Loan Notes Outstandings at any one time shall not exceed the Total Commitments at that time.

      (B) The aggregate principal amount of the Guaranteed Loan Notes Outstandings at any one time shall not exceed the Total Guarantee Commitments at that time.

3.    THE LENDERS AND THE BORROWERS

3.1   RIGHTS AND OBLIGATIONS:

      The rights and obligations of each Lender under this Agreement are separate and independent from the rights and obligations of each other Lender. A Lender may take proceedings against the Borrower or the Guarantor on its own without joining any other Lender to those proceedings.

3.2   FAILURE TO PERFORM:

      If a Lender fails to perform its obligations the Borrower will have rights solely against that Lender. The obligations of the Borrower to the Agent (unless the Agent is that Lender), the Arranger and the other Lenders will not be affected by this failure.

3.3   PARTICIPATIONS IN ADVANCES:

      The participation of a Lender in an Advance will be calculated using the following formula:

                                      C
                                 P = --- X A
                                      F

      where:

             P    =    the participation of that Lender in the Advance

             C    =    the Available Commitment of that Lender on the
                       Utilisation Date

             F    =    the Available Facility on the Utilisation Date

             A    =    the amount of the Advance.

3.4   PARTICIPATIONS IN THE GUARANTEE FACILITY:

      The participation of a Lender in a Utilisation under the guarantee facility will be calculated using the following formula:

                                      C
                                 P = --- X A
                                      F

      where:

             P    =    the participation of that Lender in the Utilisation

             C    =    the Available Commitment of that Lender on the
                       Utilisation Date

             F    =    the Available Facility on the Utilisation Date

             A    =    the amount of the Utilisation.

3.5   MATURING ADVANCES AND CASH COVER:

      For the purpose of Clauses 3.3 and 3.4 any amount due to be repaid on the Utilisation Date will be treated as having been repaid and any Cash Cover or Letter of Credit due to be provided by the Borrower on the Utilisation Date will be treated as having increased the Available Commitment and the Available Facility. The Agent may round participations upwards or downwards to the nearest penny.

4.    FEES AND EXPENSES

4.1   COMMITMENT FEE:

      A commitment fee will accrue on the unutilised and uncancelled amount of the Commitment of each Lender from the date on which the Agent notifies the Borrower and the Borrower's financial advisers pursuant to Clause
      2.4. This fee will accrue from the date of this Agreement until the Maturity Date. The rate of the fee will be the percentage set forth in the columns identified as Level 1, Level 2, Level 3 and Level 4 in the table set out below based upon the ratings assigned to the Guarantor by Standard & Poor's, Moody's and Duff & Phelps from time to time for senior, unsecured, non-enhanced, long term debt. If the assigned ratings by any of Standard & Poor's, Moody's and Duff & Phelps fall within different Ratings Levels the applicable Rating Level shall be based upon the lowest rating.

      Any changes in the commitment fee will be effective from the date the applicable change in the ratings assigned to the Guarantor are announced by Standard & Poor's, Moody's or Duff & Phelps, as the case may be.

                      LEVEL 1               LEVEL 2               LEVEL 3               LEVEL 4
-------               -------               -------               -------               -------
STANDARD & POOR'S,    BBB OR HIGHER BY      AT LEAST TWO OF THE   ANY ONE OF THE        LEVELS 1-3 DID NOT
MOODY'S AND DUFF &    STANDARD &            FOLLOWING: BBB - BY   FOLLOWING: BBB - BY   APPLY
PHELPS RATING OF      POOR'S/BAA2 OR        STANDARD &            STANDARD &
GUARANTOR             HIGHER BY MOODY'S     POOR'S/BAA3 BY        POOR'S/BAA3 BY
                                            MOODY'S/BBB -BY       MOODY'S/BBB - BY
                                            DUFF & PHELPS         DUFF & PHELPS
--------------------  --------------------  --------------------  --------------------  --------------------
Fee                   0.20%                 0.25%                 0.30%                 0.375%
---                   -----                 -----                 -----                 ------

      The Borrower agrees to pay the commitment fee to the Agent for the account of each Lender in arrear at three-monthly intervals and on the Maturity Date.

4.2   REIMBURSEMENT OF INITIAL EXPENSES:

      The Arranger and the Agent have incurred and will incur expenses in connection with the arrangement of the Facility. The Borrower agrees to reimburse each of the Arranger and the Agent for the amount of these expenses to the extent they are reasonable and properly incurred. They include the reasonable and properly incurred legal fees of the Agent's legal advisers incurred in the negotiation, preparation and signature of this Agreement. The Borrower agrees to pay the guarantee fee to the Agent for the account of each Lender in arrear at three-monthly intervals and on the Maturity Date.

4.3   GUARANTEE FEE:

      A guarantee fee will accrue on the amount of Guaranteed Loan Notes Outstandings less the amount of any Cash Cover and less the amount of any Letter of Credit described in Clause 24.7 for the time being outstanding in respect of the Guaranteed Loan Notes Outstandings. This fee will accrue from the date of this Agreement until the Maturity Date. The rate of the fee will be the percentage set forth in the columns identified as Level 1, Level 2, Level 3 and Level 4 in the table set out below based upon the ratings assigned to the Guarantor by Standard & Poor's, Moody's and Duff & Phelps from time to time for senior, unsecured, non-enhanced, long term debt. If the assigned ratings by any of Standard & Poor's, Moody's and Duff & Phelps fall within different Ratings Levels the applicable Rating Level shall be based upon the lowest rating.

      Any changes in the guarantee fee will be effective from the date the applicable change in the ratings assigned to the Guarantor are announced by Standard & Poor's, Moody's or Duff & Phelps, as the case may be.

                      LEVEL 1               LEVEL 2               LEVEL 3               LEVEL 4
-------               -------               -------               -------               -------
STANDARD & POOR'S,    BBB OR HIGHER BY      AT LEAST TWO OF THE   ANY ONE OF THE        LEVELS 1-3 DID NOT
MOODY'S AND DUFF &    STANDARD &            FOLLOWING: BBB - BY   FOLLOWING:            APPLY
PHELPS RATING OF      POOR'S/BAA2 OR        STANDARD &            BBB - BY STANDARD &
GUARANTOR             HIGHER BY MOODY'S     POOR'S/BAA3 BY        POOR'S/BAA3 BY
                                            MOODY'S/BBB - BY      MOODY'S/BBB - BY
                                            DUFF & PHELPS         DUFF & PHELPS
--------------------  --------------------  --------------------  --------------------  --------------------
Fee                   0.875%                1.00%                 1.125%                1.50%
---                   ------                -----                 ------                -----

      The Borrower agrees to pay the guarantee fee to the Agent for the account of each Lender in arrear at three-monthly intervals and on the Maturity Date.

4.4   DOCUMENTARY TAXES:

      This sub-clause applies if any U.S. or U.K. registration fee, stamp duty or other documentary tax is required to be paid on or in connection with the protection, preservation or enforcement of the Arranger's, the Agent's or the Lender's rights under this Agreement, any document referred to in or contemplated by this Agreement or any judgment obtained in connection with this Agreement. It also applies if a U.S. or U.K. registration fee, duty or tax is payable in order for any of these documents to be valid, binding and enforceable or for it to be admitted as evidence in court. In these circumstances the Borrower agrees to pay the U.S. or U.K. registration fee, duty or tax together with any interest or penalty for late payment which accrues after the date on which the Borrower is notified by the Lender or Agent that such fee, duty or tax is payable. Alternatively, the Agent or a Lender may make the payment. If it does so, the Borrower agrees to reimburse the Agent or that Lender for the amount paid and the losses and expenses incurred as a result of the payment.

4.5   PROTECTION OF RIGHTS:

      The Arranger, the Agent or a Lender may incur expenses in protecting, preserving or enforcing its rights under this Agreement. The Borrower agrees to reimburse the Arranger, the Agent or that Lender for the amount of these expenses to the extent they are reasonable and properly incurred.

5.    CANCELLATION

5.1   AUTOMATIC CANCELLATION

      The Commitment of each Lender is automatically cancelled at the close of business on the Maturity Date.

5.2   VOLUNTARY CANCELLATION:

      The Borrower may cancel the whole or part of the Total Commitments by giving notice to the Agent. This notice will take effect 5 days after it is received by the Agent unless a later date is specified in the notice. In that case the notice will take effect on the specified date. The Borrower may only cancel a part of the Total Commitments (which is unutilised) which is a minimum amount of L.5,000,000 and an integral multiple of L.1,000,000 or the balance of the Total Commitments then unutilised.

5.3   EFFECT OF CANCELLATION:

      The Borrower may not utilise any part of the Total Commitments which has been cancelled or which is the subject of a notice of voluntary cancellation. When a notice of cancellation takes effect, the Commitments of the Lenders will be reduced by an aggregate amount equal to the reduction of the Total Commitments. Each Lender's Commitment will be reduced in the same proportion.

                PART III: UTILISATION OF THE REVOLVING FACILITY

6.    ADVANCE OF FUNDS

6.1   NOTICE TO THE AGENT:

      Whenever the Borrower wishes funds to be advanced under the Facility it will deliver a notice to the Agent. This notice must be substantially in the form set out in Schedule 6. The notice must specify the amount to be borrowed and the date of the borrowing. This date must be no sooner than one Business Day after the date the Agent receives the notice. For this purpose if the Agent receives the notice on a day which is not a Business Day or after 1.00 p.m. on a Business Day, it will be treated, if the Agent so elects, as having received the notice on the following Business Day.

6.2   LIMITATIONS ON ADVANCES:

      The following limitations apply to Advances:

      (A) No Advance may exceed the Available Facility. This limitation will be applied as at the Advance Date. For this purpose:

           (i) any part of the Facility which is subject to a notice of voluntary cancellation will be treated as if already cancelled, and

           (ii) any amount due to be repaid on the Advance Date will be treated as having been repaid.

      (B) The Term of the Advance must be a period of one, two, three or six months or the period to the Maturity Date if shorter than one month.

      (C)  The Advance Date must be a Business Day before the Maturity
           Date and at least one Business Day after the Facility has become available under Clause 2.

      (D) The Term of each Advance must expire on or before the Maturity Date.

6.3   NOTICE TO THE LENDERS:

      The Agent agrees to provide details of the notice of borrowing to each Lender by 3.00 p.m. on the day one Business Day before an Advance Date. These details will also include the amount of the Lender's participation in the Advance.

6.4   CONDITIONS TO BORROWING:

      Subject to Clause 8, the Lenders will only be obliged to make an Advance to the Borrower if:

      (A)  the Facility is available in accordance with Clause 2;

      (B) a properly completed and signed notice substantially in the form set out in Schedule 5 has been received by the Agent;

      (C) there is no outstanding Event of Default or Potential Event of Default on the Advance Date;

      (D) all representations repeated on the Advance Date pursuant to Clauses 18.2 and 19.2 and 20.3 (subject to any exception permitted by Clause 20.3) are correct on the proposed date of Advance by reference to the circumstances then existing.

6.5   OBLIGATION TO ADVANCE FUNDS:

      If the requirements of this Clause are satisfied each Lender agrees to advance its participation in the Advance to the Borrower. The Advance will be made on the date specified in the notice of borrowing.

6.6   CONSEQUENCES OF AN ADVANCE NOT BEING MADE:

      If a notice of borrowing is delivered but no Advance is made the Lenders may incur losses and expenses as a result. The losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lenders to fund the Advance. They may also include the losses and expenses incurred in terminating commitments relating to the funding or incurred in hedging open positions resulting from the Advance not being made. The Borrower agrees to reimburse each Lender for the amount of these losses and expenses to the extent they are reasonable and properly incurred. This sub-clause does not apply if the Advance is not made by reason of a default of a Lender.

6.7   ADJUSTMENT OF THE TERM:

      The Term will end on the last day of a calendar month if it is for a number of complete months and either:

      (A)  it commenced on the last Business Day of a calendar month; or

      (B) it commenced on a day for which there is no corresponding day in the month in which it is due to end.

7.    GUARANTEED LOAN NOTES

7.1   NOTICE TO THE AGENT

      Whenever the Borrower wishes that Guaranteed Loan Notes be issued, it will deliver a notice to the Agent and the Issuing Bank. This notice must be substantially in the form set out in Schedule 6. The notice must specify:

      (A) the principal amount of the Guaranteed Loan Notes to be issued and interest up to the Guaranteed Loan Notes Redemption Date;

      (B) that the Guaranteed Loan Notes Redemption Date is not later than the Maturity Date; and

      (C) the date on which the Guaranteed Loan Notes are to be issued which must be no sooner than one Business Day after the date the Agent receives the notice. For this purpose if the Agent receives the notice on a day which is not a Business Day or after 1.00 p.m. on a Business Day, it will be treated, if the Agent so elects, as having received the notice on the following Business Day.

7.2   ISSUE OF THE GUARANTEED LOAN NOTES

      (A) Subject to Clause 7.5, if a notice for the issue of a Guaranteed Loan Note has been received by the Agent and the Issuing Bank, the Issuing Bank shall on or before the date for issue of the Guaranteed Loan Notes deliver the Guaranteed Loan Notes properly signed to the Borrower (or directly to the Receiving Bankers if the Borrower wishes and has given the necessary details).

      (B)  The Issuing Bank shall not guarantee any Guaranteed Loan
           Notes under Clause 7.1 if in so doing the Guaranteed Loan Notes Outstandings at such time would exceed L.26,000,000 or the Available Facility would be exceeded.

7.3   BORROWER'S INDEMNITY IN RELATION TO GUARANTEED LOAN NOTES

      (A) The Borrower agrees to indemnify and keep the Issuing Bank indemnified from and against all liabilities, losses and costs which the Issuing Bank may suffer or incur under or in connection with any of the Guaranteed Loan Notes (excluding any liabilities, losses or costs suffered or incurred due to the gross negligence or wilful misconduct of the Issuing Bank) and immediately reimburse any amount paid in accordance with the authority of the Borrower in Clause 7.3(B) by the Issuing Bank pursuant to any demand under any of the Guaranteed Loan Notes.

      (B) The Borrower hereby irrevocably authorises the Issuing Bank to pay in accordance with the instructions of the payee without investigation or confirmation by it against (a) presentation of a demand in the form of the notice of repayment attached to the instrument constituting the Guaranteed Loan Notes which appears on its face to be signed by the registered holder of the Guaranteed Loan Note and to be made in accordance with the conditions of the Guaranteed Loan Notes and (b) surrender of the Guaranteed Loan Note provided that the Guaranteed Loan Note appears valid on its face and is for an amount no less than the amount of such demand, such demand is conclusive evidence that the demand is properly made.

      (C) The Issuing Bank shall, as soon as is reasonably practicable after receipt by it of a demand made under any Guaranteed Loan Notes, notify the Borrower (and shall return the cancelled Guaranteed Loan Note and forward the demand to the Borrower) and, if the Issuing Bank is not also the Agent, the Agent (who shall notify the Banks) of such demand.

      (D)  The liabilities of the Borrower under this Clause 7.3 shall not be impaired, reduced or otherwise affected or extinguished by:

           (i) any waiver, time or indulgence granted to or by the Issuing Bank to any person; or

           (ii) any release, amendment, variation or dealings with any rights or security of the Issuing Bank and the Guaranteed Loan Notes; or

           (iii) any invalidity or unenforceability of any of the Guaranteed Loan Notes; or

           (iv) any other circumstances (other than an express release in writing and the return by the Borrower or beneficiary to the Issuing Bank for cancellation of the Guaranteed Loan Note) which might impair, reduce, affect or extinguish such liabilities.

      (E)  the Guaranteed Loan Notes Outstandings shall be reduced:

           (i) pro tanto, on the reimbursement of any amount to the Issuing Bank under Clause 7.3; and

           (ii) on the return to the Issuing Bank of any cancelled Guaranteed Loan Note (other than a Guaranteed Loan
                 Note in respect of which the Issuing Bank has made a payment under Clause 7.3) pro tanto to the principal amount of such Guaranteed Loan Note.

      (F) If the Borrower so requests the Issuing Bank will sign a replacement Guaranteed Loan Note for the whole or any part of any other Guaranteed Loan Note which is transferred to another holder or which is defaced or otherwise requires replacement.

7.4   INDEMNITY BANKS

      (A) Subject to Clause 7.4(E), each of the Banks other than the Issuing Bank (each being an "INDEMNITY BANK") agrees to indemnify the Issuing Bank promptly following its first demand against all amounts due and payable from time to time from the Borrower to the Issuing Bank and which are unpaid under Clause 7.3 (all such payments to be in the currency of the payment made by the Issuing
           Bank).

      (B)  This Clause 7.4 is a continuing security and shall remain in full force and effect until all liabilities of the Borrower to the Issuing Bank under Clause 7.3 have been discharged in full, and is in addition to and not in substitution for, and shall not be prejudiced or affected by:

           (i) any other security, guarantee or indemnity held by the Issuing Bank for the payment of such liabilities; or

           (ii) by the Issuing Bank's or any other person's failure to take, perfect or enforce any other security or claim which it may have against any person in relation to the Borrower's liability to the Issuing Bank under Clause 7.3.

      (C) None of the Indemnity Banks shall have its liability under this Clause 7.4 lessened, impaired or discharged by any time, indulgence or relief given by the Issuing Bank to the Borrower or any other person.

      (D) Any settlement or discharge between the Issuing Bank and any Indemnity Bank shall be conditional upon no security or payment to the Issuing Bank by the Borrower or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and the Issuing Bank shall be entitled to recover from the Indemnity Banks the value which the Issuing Bank has placed upon such security or the amount of any such payment as if such settlement or discharge had not occurred.

      (E) Each Indemnity Bank's liability under this Clause 7.4 is several and each Indemnity Bank shall only be obliged to indemnify the Issuing Bank in relation to any Guaranteed Loan Notes to the extent of the liabilities of the Borrower under Clause 7.3 and in the proportion that its Guarantee Commitment bears to the aggregate of the Total Commitments.

      (F) None of the Indemnity Banks is entitled to terminate its indemnity to the Issuing Bank under this Clause 7.4 for so long as the Issuing Bank has any liability under any Guaranteed Loan Notes.

7.5   CONDITIONS TO GUARANTEE FACILITY

      Subject to Clause 8, the Lenders will only be obliged to guarantee any Guaranteed Loan Notes if:

      (A)  the Facility is available in accordance with Clause 2;

      (B) a properly completed and signed notice in or substantially in the form set out in Schedule 6 has been received by the Agent;

      (C) there is no outstanding Event of Default or Potential Event of Default on the date of issue of the Guaranteed Loan Notes; and

      (D) all representations repeated on the Utilisation Date pursuant to Clauses 18.2, 19.2 and 20.3 (subject to any exception permitted by Clause 20.3) are correct on the proposed date of the guarantee by reference to the circumstances then existing.

8.    UNCONDITIONAL PERIOD

      (A) UNCONDITIONAL PERIOD: During the Unconditional Period, notwithstanding any Event of Default or Potential Event of Default (other than (i) any Event of Default under Clause 24.1(K)(a) or (d) to the extent that it relates to the Guarantor, or (ii) any Event of Default or Potential Event of Default arising from a breach by the Borrower of Clause 22.1(I)) and notwithstanding any other event that would entitle the Lenders to decline to make Advances or to undertake the liabilities of guarantor under the Guaranteed Loan Notes pursuant hereto:

           (i) the Borrower shall be permitted to request, and the Lenders shall be obliged to make Advances for the purpose of paying any consideration payable by the Borrower in respect of the Acquisition and to repay maturing Advances applied for this purpose;

           (ii) the Borrower shall be permitted to request the issue of Guaranteed Loan Notes and the Issuing Bank shall deliver the signed Guaranteed Loan Notes to the Borrower for the purpose of paying any consideration payable by the Borrower in respect of the Acquisition;

          (iii) the Agent and the Lenders will not cancel the Facility and/or demand immediate repayment of the Loan Amount and/or take any other action or omit to take any action which (in each case) has the effect of causing Advances not to be made to the Borrower or Guaranteed Loan Notes not to be delivered or require that Cash Cover or a Letter of Credit be effected immediately for the Guaranteed Loan Notes Outstandings pursuant to Clause 24; and

           (iv) the Agent and the Lenders will not exercise any rights of termination in respect of this Agreement which may arise as a result of a breach of any representation or warranty.

      (B) NO WAIVER: Paragraph (A) is not a waiver of any Event of Default or Potential Event of Default and, at the end of the Unconditional Period, the Agent and the Lenders may exercise any of their respective rights in respect thereof if such Event of Default is then continuing.

9.    INTEREST

9.1   ACCRUAL OF INTEREST:

      Interest will accrue on each Advance during its Term.

9.2   RATE OF INTEREST:

      The rate of interest applicable during the Term of an Advance will be a rate per annum equal to LIBOR for the currency of that Advance for that Term plus the Margin plus the Costs Rate.

9.3   PAYMENT OF INTEREST:

      The Borrower agrees to pay interest accrued on each Advance in arrear on the last day of its Term provided that if the Term of an Advance is for a period in excess of three months, interest accrued on that Advance shall, in addition to payment on the last day of its Term, be paid by the Borrower on the last day of that three month period.

9.4   NOTIFICATION OF INTEREST RATE:

      On the date of calculation of the interest rate for any period, the Agent will notify the Borrower and the Lenders by fax of LIBOR for that period.

10.   REPAYMENT

10.1  REPAYMENT OF ADVANCES:

      The Borrower agrees to repay each Advance on the last day of its Term

10.2  RE-UTILISATION OF ADVANCES:

      Subject to the terms of this Agreement, amounts repaid or prepaid shall again be available for utilisation under the Facility.

10.3  RE-UTILISATION IN RESPECT OF THE GUARANTEED LOAN NOTES:

      Subject to the terms of this Agreement amounts by which the Guaranteed Loan Notes Outstandings are reduced or by which Cash Cover or a Letter of Credit is provided in respect of Guaranteed Loan Notes Outstandings shall again be available for utilisation under the Facility in the form of Advances.

11.   PREPAYMENT

11.1  OPTIONAL PREPAYMENT OF ADVANCES:

      The Borrower may give notice that it will prepay the whole or part of any Advance on any day prior to the last day of its Term. Clause 12.6 applies to any repayment under this sub-clause. This notice must state:

      (A) the date of prepayment which will be at least 5 days after the notice is received by the Agent; and

      (B) the amount to be prepaid which will be (i) a minimum of L.5,000,000 and an integral multiple of L.1,000,000 or (ii) the whole of the relevant Advance.

      The Borrower agrees to prepay the Loan in accordance with its notice.

11.2  NO OTHER PREPAYMENT OF ADVANCES:

      The Borrower may not repay the Loan Amount early except in the manner permitted or required by this Agreement.

11.3  OPTIONAL CASH COVER FOR GUARANTEED LOAN NOTES:

      (A) The Borrower may give notice that it shall provide Cash Cover to the Issuing Bank for the Guaranteed Loan Notes Outstandings prior to the Guaranteed Loan Notes Redemption Date. This notice must state the date on which the Cash Cover will be provided which will be at least 5 days after the notice is received by the Agent.

      (B) The Borrower agrees to provide Cash Cover in accordance with its notice.

                PART IV:  CHANGES OF CIRCUMSTANCES AND PAYMENTS

12.   CHANGES OF CIRCUMSTANCES

12.1  ILLEGALITY:

      (A) NOTICE: Each Lender agrees to notify the Borrower if it believes it is or will be acting illegally in relation to the Facility. The illegality may relate to the performance of the Lender's obligations, the maintenance of the Facility or the Lender's funding arrangements as contemplated by this Agreement.

      (B) CANCELLATION AND PREPAYMENT: If a Lender delivers a notice of illegality the Commitment of that Lender will be cancelled on the date of that notice. If that Lender certifies that, because of a legal requirement applicable to that Lender, it must be repaid before the end of its Term, the Borrower agrees to repay the participation on the earlier date (or dates) specified by the Lender. Clause 12.6 applies to any cancellation or repayment under this sub-clause.

12.2  INCREASED COSTS:

      (A) TYPES OF INCREASED COSTS: This sub-clause applies where all of (i), (ii) and (iii) are true:

             (i)   Either:

                   (a)  there is a change in a legal or
                        other requirement applicable to a Lender Group Company or a change in its interpretation or application; or

                   (b)  a Lender Group Company complies
                        with a direction or request of an authority which has power or influence over the activities of that Lender Group Company.

             (ii)  As a result, any of the following occurs:

                   (a)  a Lender Group Company incurs an
                        expense;

                   (b)  a Lender Group Company's effective
                        return from the Facility or on its overall capital is reduced;

                   (c)  any amount payable to a Lender
                        Group Company is reduced; or

                 (d) a Lender Group Company does not recover an amount which would otherwise have been paid to it.

                 No account will be taken of tax on the overall net income of a Lender, or a Lender Group Company, in the country in which it has its principal office or the office through which it is acting for the purposes of this Agreement. Any loss, reduction or expense wholly reflected in the Costs Rate will also not be taken into account.

           (iii) The losses, reductions and expenses arising as a result are wholly or partly attributable to the Facility or the arrangements made by a Lender in connection with the Facility.

      (B) NOTICE: Each Lender agrees to notify the Borrower if it becomes aware that this sub-clause applies.

      (C) PAYMENT OF ADDITIONAL AMOUNTS: The Borrower agrees to reimburse each Lender for the losses, reductions and expenses described in paragraph (A).

      (D) PREPAYMENT/CASH COVER: If a Lender delivers a notice of increased costs the Borrower may deliver to that Lender a notice of prepayment of an Advance or the provision of Cash Cover or a Letter of Credit (as provided by Clause 24.7) in respect of Guaranteed Loan Notes. The Borrower agrees to prepay the participation of that Lender in each Advance or provide Cash Cover or a Letter of Credit for the guarantee of that Lender for the Guaranteed Loan Notes five Business Days after the Lender receives this notice. Clause 12.6 applies to any prepayment of an Advance. Clause 12.7 applies to any provision of Cash Cover in respect of Guaranteed Loan Notes.

      (E) MITIGATION: This sub-paragraph does not affect the obligations of the Borrower under paragraph (C). If this sub-clause applies to a Lender, that Lender will do what it considers reasonable to try to reduce the amounts payable by the Borrower under paragraph (C). The Lender will not however be obliged to do anything which in its opinion would or might have an adverse effect on it.

12.3  MARKET DISRUPTION:

      (A) NATURE OF MARKET DISRUPTION: This sub-clause applies if any of (i), (ii), (iii) or (iv) are true:

           (i) The Agent believes that there are no reasonable means to ascertain LIBOR because of circumstances in the London inter-bank market.

           (ii) Lenders with Commitments exceeding 35% of the Total Commitments, or with participations exceeding 35% of the Outstanding Amount, notify the Agent that they believe that LIBOR would not reflect fairly the cost to them of funding an amount outstanding under this Agreement.

           (iii) Lenders with Commitments exceeding 35% of the Total Commitments, or with participations exceeding 35% of the Outstanding Amount, notify the Agent that they are unable to fund their participation in the Loan in the London inter-bank market.

      (B) NOTICE: The Agent agrees to notify the Borrower and the Lenders if this sub-clause applies.

      (C) ALTERNATIVE INTEREST RATE ARRANGEMENTS: If the Agent delivers a notice of market disruption each of the following applies:

           (i) The means of determining the rates of interest applicable to the Facility will be suspended. Instead the Borrower agrees to pay interest to the Lenders in the manner requested by the Agent. A request by the Agent may specify periods to be used for the computation of interest. It must also specify the rate of interest to apply for a period.
                 This rate will be the rate determined by the Agent to reflect the cost to each Lender of funding (not including amounts reflected in the Costs Rate) for the period plus the Margin plus the Costs Rate. In order to assist the Agent in this determination each Lender agrees to provide to the Agent any information which the Agent may request. If this information is received by the Agent within any time period specified by the Agent it will be taken into account by the Agent in making its determination.

           (ii) The Borrower and the Agent will negotiate the terms of an alternative arrangement for determining a rate of interest for the Facility. The negotiations will be carried on in good faith. Neither party is bound to continue the negotiations after the date 30 days after the Borrower receives the Agent's notice. If agreement is reached and if it is approved by all the Lenders the rate of interest will be determined in accordance with the agreement.
                 Sub-paragraph (i) will not apply to the extent that it is expressly excluded by this agreement.

           (iii) If the circumstances described in paragraph
                 (A) cease to apply the Agent will notify the Borrower and the Lenders. The notice will specify the transitional arrangements proposed by the Agent. The Borrower agrees to pay interest to the Lenders in accordance with sub-paragraph
                 (i) in respect of the transitional period unless a different arrangement is agreed by the Agent and the Borrower and approved by all the Lenders. In this case the Borrower agrees to pay interest to the Lenders in the manner agreed.

      (D) PREPAYMENT/CASH COVER: If this sub-clause applies, the Borrower may deliver a notice of prepayment to the Agent. The Borrower agrees to prepay the Loan Amount or provide Cash Cover or a Letter of Credit (as provided by Clause 24.7) three Business Days after the Agent receives this notice. Clause 12.6 applies to any prepayment of an Advance. Clause 12.7 applies to any provision of Cash Cover for Guaranteed Loan Notes Outstandings.

12.4  WITHHOLDINGS:

      (A)  WITHHOLDINGS AND DEDUCTIONS: This sub-clause applies if the
           Borrower or the Guarantor is required by law to make a payment under this Agreement net of a withholding or deduction.

      (B) NOTICE: The Borrower agrees to notify the Agent if it becomes aware that this sub-clause applies.

      (C) GROSSING UP: The Borrower and the Guarantor agrees to increase the amount of any payment from which it has to withhold or deduct any sum. This increase will ensure that the person entitled to the payment will receive, after that sum has been deducted or withheld, the amount it would have received had no sum had to be withheld or deducted.

      (D) PAYMENT OF TAX: The Borrower and the Guarantor will pay to the appropriate authority all amounts withheld or deducted by it and certify to the Agent's reasonable satisfaction that it has withheld or deducted those sums and paid them to that authority. If a receipt or other evidence of payment can be obtained from that authority, the Borrower or the Guarantor agrees to deliver this to the Agent as soon as practicable.

      (E) PREPAYMENT/CASH COVER: If this clause applies, the Borrower may deliver to the Agent a notice of prepayment of an Advance or the provision of Cash Cover or a Letter of Credit (as provided in Clause 24.7) in respect of Guaranteed Loan Notes. This notice may relate to any part of the Loan Amount or Guaranteed Loan Notes Outstandings which is subject (or the interest on which it is subject) to the withholding or deduction. The Borrower agrees to prepay the Loan Amount (or the part of it which is affected) or to provide Cash Cover or a Letter of Credit in respect of the Guaranteed Loan Notes Outstandings (or the part of it which is affected) five Business Days after the Agent receives this notice. Clause 12.6 applies to the prepayment of any Advance. Clause 12.7 applies to the provision of Cash Cover for Guaranteed Loan Notes Outstandings.

      (F) TAX CREDIT: If, following any deduction or withholding referred to in Clause 12.4(A), any increased amount is paid by the Borrower or the Guarantor (or by the Agent on behalf of either one) pursuant to Clause 12.4(C) and any Lender shall subsequently receive or be granted a credit against or remission for any tax payable by it, that Lender shall, to the extent that it can do so without prejudice to the retention of that credit or remission, reimburse the Borrower or the Guarantor as appropriate with such amount as such Lender shall certify to be the proportion of such credit or remission as is the sole opinion of the Lender allocable to the relevant deduction or withholding. Such reimbursement shall be made promptly upon such Lender certifying that the amount of such credit or remission has been received by it. Any such payment shall be conclusive evidence of the amount due to the Borrower hereunder. Nothing herein shall interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender shall be obliged to claim credit or remission in respect of the amount of any such withholding or deduction in priority to any other claims, reliefs, credits or deductions available to it.

      (G) CEASING TO BE QUALIFYING LENDER: Each Lender agrees promptly to notify the Agent and the Borrower if (a) it ceases to be a Qualifying Lender or (b) it becomes aware of any circumstances which will entitle it (or the Agent on its behalf) to demand any payment under Clause 12.4(C). If any Lender is not or ceases to be a Qualifying Lender, then (save in circumstances where such Lender has ceased to be Qualifying Lender by reason of any change in law, regulation or Inland Revenue published practice, in each case taking effect after the date of this Agreement), the Borrower shall not be liable to pay such Lender under Clause 12.4(C) or Clause 12.5 any remaining excess of the sum it would have been obliged to pay if that Lender had been or had not ceased to be a Qualifying Lender.

      (H) SECTION 840A BANK: Each Lender represents that at the time of making each Advance it is a Section 840A Bank.

12.5  TAXES ETC. ON A LENDER:

      If any Lender or the Agent on its behalf is liable to pay any tax or other amount on or by reference to any sum payable to it under this Agreement which is not tax on its net income imposed by the jurisdiction in which either its principal office is situated or in which it makes the Facility available or the United Kingdom, the Borrower agrees to reimburse that Lender or the Agent for that liability.

12.6  PREPAYMENT OF ADVANCE:

      This sub-clause applies if the Borrower is obliged to repay the Loan Amount or any part of it under this Clause, Clause 11.1 or Clause 24.2. In this event the Borrower agrees to pay on the date repayment is due interest accrued on the Loan Amount (or the amount to be repaid) up to that date. If the date of repayment of an Advance is due is not the last day of its Term, the Borrower will reimburse each affected Lender for the losses and expenses that Lender has incurred, or will incur, as a result. These losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lender to fund that Advance. They may also include losses and expenses incurred in hedging open positions resulting from the repayment.

12.7  CASH COVER FOR GUARANTEED LOAN NOTES:

      This sub-clause applies if the Borrower is obliged to provide Cash Cover for Guaranteed Loan Notes Outstandings or any part of it under this Clause, Clause 11.3, or Clause 24.2. In this event the Borrower agrees to pay on the Guaranteed Loan Notes Redemption Date the guarantee fee accrued on the Guaranteed Loan Notes Outstandings (or the amount of the Cash Cover to be provided) up to that date.

13.   PAYMENTS

13.1  METHOD AND TIMING OF PAYMENTS:

      All payments under this Agreement must be made in immediately available funds and in pounds sterling. Each payment must be received by 12 p.m. on the due date. Each payment must be for value on the due date.

13.2  PAYMENTS THROUGH THE AGENT:

      (A)  NORMAL ARRANGEMENTS: All payments by the Borrower, the
           Guarantor or by a Lender under this Agreement will be made through the Agent. Each payment will be made to the account of the Agent (Sort Code 16-55-80 (Reference: Credit Operations)). The Agent will pay on an amount received as soon as the Agent has ascertained that it has been received.

      (B) ALTERNATIVE ARRANGEMENTS: If the Agent believes that it is, or will be, illegal or impossible for it to pay on to a Lender in accordance with paragraph (A), it agrees to notify the Borrower, the Guarantor and that Lender. In this case the Borrower, the Guarantor and that Lender may agree alternative arrangements for payments to be made to that Lender. Paragraph (A) will not apply to the extent excluded by those alternative arrangements. That Lender agrees to provide notice of the arrangements to the Agent and will notify the Agent of payments in accordance with Clause 15.1.

13.3  PAYMENTS TO THE BORROWER:

      Each payment by the Agent to the Borrower will be made to the account of the Borrower as specified in the notice delivered to the Agent in accordance with Clause 6.1.

13.4  PAYMENTS TO THE LENDERS:

      Each payment by the Agent to a Lender will be made to the account of that Lender notified to the Agent for this purpose.

13.5  CHANGE OF ACCOUNT:

      The Borrower or a Lender may change its receiving account to another account situate in the United Kingdom by not less than five Business Days' notice to the Agent. The Agent may change its receiving account by giving not less than five Business Days' notice to the Borrower, the Guarantor and the Lenders.

13.6  REFUNDING OF PAYMENTS BY THE AGENT:

      This sub-clause applies if the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment in respect of such payment out on a particular day. In this case the person which received the payment from the Agent agrees to return it. It will also reimburse the Agent for all reasonable losses and expenses properly incurred by the Agent as a result of the payment. This sub-clause does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

13.7  NON-BUSINESS DAYS:

      If a payment would be due on a non-Business Day the payment obligation will be deferred until the next Business Day, unless that day is in another calendar month. Where it is in another calendar month the payment obligation will be brought forward to the previous Business Day. Interest, the commitment fee and the guarantee fee will be adjusted accordingly.

13.8  PAYMENT IN FULL:

      All payments by the Borrower and the Guarantor will be made in full and without set-off or counterclaim. No payment will be made net of a withholding or deduction, unless this is required by law. In this event Clause 12.4 applies.

13.9  SET-OFF:

      (A) After expiry of the Unconditional Period and following an Event of Default and while it is continuing unremedied if the Borrower owes money under this Agreement the person to whom it is owed may set-off this obligation against any moneys owed by that party to the Borrower. The moneys owed by that party may be in a different currency, arise on a separate transaction or involve another branch.

      (B) After expiry of the Unconditional Period and following an Event of Default and while it is continuing unremedied, if the Guarantor owes money under this Agreement the person to whom it is owed may set-off this obligation against any moneys owed by that party to the Guarantor. The moneys owed by that party may be in a different currency, arise on a separate transaction or involve another branch.

      (C) Clause 13.9 applies even where amounts are not due and payable. Where amounts are in different currencies the person to whom money is owed under this Agreement may convert amounts into the same currency using the then current exchange rate.

      If a Lender sets off an obligation under this Agreement, that Lender agrees promptly to notify the Agent and the Agent shall promptly notify the Borrower and the Guarantor. The notice will provide details of the amount set off.

14.   LATE PAYMENT

14.1  DEFAULT INTEREST:

      The Borrower agrees to pay interest on all amounts unpaid under this Agreement after their due date for payment. This interest will be computed by reference to successive periods of one month. The first of these periods will start on the due date for payment of the unpaid amount. The rate of interest applicable during each of these periods will be a rate per annum equal to 1 per cent. plus LIBOR for that period plus the Margin plus the Costs Rate. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount.

14.2  INDEMNITY:

      If the Borrower fails to make a payment on the due date the Borrower agrees to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under Clause 14.1.

15.   SHARING AMONG LENDERS

15.1  NOTICE:

      If an amount due to a Lender (the "Recipient") under this Agreement is discharged other than by payment through the Agent the Lender agrees to notify the Agent. This may occur because of the exercise of a right of set-off, by virtue of a combination of accounts or because of a voluntary or involuntary payment by the Borrower or the Guarantor direct to that Lender. The notification will provide details of the amount discharged and will be delivered no later than ten Business Days after the discharge.

15.2  DETERMINATION BY THE AGENT:

      Where a Lender has issued a notice under Clause 15.1 the Agent will determine what payments, if any, are due under Clause 15.4. This determination will be made on the basis of the information contained in all the notices delivered to the Agent under Clause 15.1. The determination will be notified to the Borrower and the Lenders.

15.3  LITIGATION:

      In determining the amount due under Clause 15.4 no account will be taken of an amount due to a Lender which has declined to participate in legal proceedings which resulted in the payment described in Clause 15.1. This only applies if that Lender could have joined in the proceedings or could have instituted its own proceedings, but failed to do so.

15.4  PAYMENT TO THE AGENT:

      The Recipient agrees to pay to the Agent an amount calculated as follows:

                                P = D (X - Y)
      where

           P    =    the amount payable to the Agent

           D    =    the aggregate amount due to the Recipient out of which an
                     amount has been discharged

           X    =    the fraction of D which has been discharged

           Y    =    the fraction which has been discharged, if any, of the
                     aggregate amount due to the Lender which has the greatest proportion of that amount still outstanding.

      This amount will be paid no later than five Business Days after receipt of a notice from the Agent under Clause 15.2.

15.5  OBLIGATIONS OF THE BORROWER AND THE GUARANTOR:

      Any amount due to the Recipient which would otherwise have been discharged as described in Clause 15.1 will be treated as not having been discharged to the extent of an amount which is or will be payable under Clause
      15.4 as a result but shall instead be treated as discharging amounts due to the recipients of the distribution pursuant to Clause 15.6 of such amount. Accordingly each of the Borrower and the Guarantor agrees to pay this amount to the Recipient as if it had not been discharged. This payment is required to be made whether or not the Agent has issued a determination under Clause 15.2.

15.6  DISTRIBUTION:

      The Agent agrees to distribute to the Lenders the amount received by it under Clause 15.4 as if that amount had been received from the Borrower or the Guarantor in discharge of an amount due under the Agreement.

15.7  RECOVERY:

      This sub-clause applies if an amount discharged as described in Clause
      15.1 is recovered from, or is required to be repaid by, the Recipient. In this case each Lender which received the benefit of a payment made under Clause 15.4 agrees to repay to the Recipient the amount it received. Each of these Lenders will also reimburse the Recipient for any losses or expenses which the Recipient has incurred in connection with the discharged amount or its recovery or repayment. The rights and obligations of the parties shall be restored to the position before any payment became due under Clause 15.4.

                        PART V: GUARANTEE AND INDEMNITY

16.   GUARANTEE

16.1  GUARANTEE:

      The Guarantor guarantees the due and punctual performance of all obligations of the Borrower under this Agreement. This guarantee is unconditional and irrevocable.

16.2  AGREEMENT TO PAY:

      The Guarantor agrees to pay on demand each amount due by the Borrower which is unpaid. The demand may be made at any time in business hours on any Business Day falling after the date of demand on the Borrower. Payment will be made in the same currency as the amount due by the Borrower.

16.3  CONTINUING GUARANTEE:

      This guarantee is a continuing guarantee. No payment or other settlement will discharge the Guarantor's obligations until the Borrower's obligations have been discharged in full.

16.4  OTHER GUARANTEES AND SECURITY:

      This guarantee is in addition to, and independent of, any other guarantee or security.

16.5  ENFORCEMENT:

      Subject to Clause 16.2, this guarantee may be enforced before any steps are taken against the Borrower or under any other guarantee or security.

16.6  PRESERVATION OF RIGHTS:

      This guarantee will only be discharged by the receipt of payment in full. It will not be discharged by any other action, omission or fact. The Guarantor's obligations will, therefore, not be affected by:

      (A) The obligations of the Borrower being or becoming void, invalid, illegal or unenforceable.

      (B) Any change, waiver or release of the Borrower's obligations (other than in respect of the obligations waived or released).

      (C)  Any concession or time being given to the Borrower.

      (D)  The winding-up or re-organisation of the Borrower.

      (E) Any change in the condition, nature or status of the Borrower.

      (F) Any of the above events occurring in relation to another guarantor or provider of security or its obligations.

      (G) Any failure to take, retain or enforce any other guarantee or security.

      (H) Any circumstances affecting or preventing recovery of amounts due by the Borrower.

      (I)  Any other matter which might discharge the Guarantor.

      Any receipt from any person other than the Guarantor will reduce the outstanding balance only to the extent of the amount received.

16.7  REPRESENTATIONS OF THE GUARANTOR:

      The Guarantor confirms that it does not have the benefit of any Security in respect of this guarantee or the indemnity in Clause 17.

16.8  COVENANTS OF THE GUARANTOR:

      The Guarantor agrees as follows:

      (A) SECURITY: The Guarantor will not have the benefit of any Security in respect of this guarantee or the indemnity in Clause 17.

      (B)  EXERCISE OF RIGHTS: The Guarantor will not:

           (i) exercise any right against the Borrower or any other person in respect of amounts paid under this guarantee; or

           (ii) claim or exercise against the Borrower any right to any payment (whether or not in connection with this Agreement).

      (C) COMPETING PROOF: The Majority Banks may request the Guarantor to submit a proof for amounts due to it by the Borrower or any other guarantor. The Guarantor agrees to submit a proof promptly in accordance with this request and to remit any amounts received in respect of such proof to the Agent in or towards satisfaction of the Guarantor's liabilities hereunder.

      The obligations in this sub-clause will cease to have effect when the Facility has ceased to be available and there are no amounts outstanding under the Facility.

16.9  SUSPENSE ACCOUNT:

      Any amount received under this guarantee or in connection with amounts due by the Borrower may be placed on suspense account with the Agent. While the amounts are in the suspense account the Agent or any Lender may claim and recover amounts from the Borrower and any other guarantor as if the amount in the suspense account had not been received. Amounts may be taken out of a suspense account by the person holding that account at any time and applied in satisfaction of the Borrower's liabilities hereunder. Any such suspense account shall bear interest calculated at a commercial rate. If at any time the balance on the suspense account exceeds the aggregate amount due from the Borrower, the Agent shall within five Business Days either (a) repay the whole of the balance of the suspense account (including interest accrued) to the Guarantor or (b) apply the balance of the suspense account in satisfaction of such amounts due by the Borrower and repay the balance (together with interest accrued) to the Guarantor. If the Guarantor pays any amount in respect of an amount due by the Borrower and the Guarantor's payment is placed in a suspense account, the Guarantor shall not be liable to make any further payment in respect of such amount due by the Borrower.

16.10 DISCHARGE CONDITIONAL:

      Any settlement with, or discharge of, the Guarantor will be subject to a condition. This condition is that the settlement or discharge will be set aside if any prior payment, or any other guarantee or security, is set aside, invalidated or reduced.

16.11 PRINCIPAL DEBTOR:

      The Guarantor agrees to pay any amount which is expressed to be due from the Borrower but which is not recoverable from the Guarantor as a guarantor. Any amount due under this sub-clause will be recoverable from the Guarantor as though the obligation had been incurred by the Guarantor as sole or principal debtor. This sub-clause is in addition to the Guarantor's obligations as a guarantor.

17.   GUARANTOR'S INDEMNITY

17.1  INDEMNITY:

      If the Borrower fails to make a payment on the due date the Guarantor agrees to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The Guarantor also agrees to reimburse each Lender and the Agent for all losses and expenses arising from any obligations of the Borrower being or becoming void, invalid, illegal or unenforceable.

17.2  AMOUNT OF LOSS:

      For the purposes of this Clause a Lender and the Agent will be treated as having suffered a loss equal to the amount expressed as being due to it by the Borrower. If this treatment is incorrect the Lender or the Agent will produce evidence of its loss.

      PART VI: REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

18.   REPRESENTATIONS OF THE BORROWER

18.1  INITIAL REPRESENTATIONS:

      The Borrower confirms that each of the following is true:

      (A) NATURE OF BORROWER: The Borrower is a company duly incorporated and validly existing under the laws of England and Wales.

      (B)  POWERS OF BORROWER: The Borrower has power to:-

           (i)   to sign and deliver this Agreement;

           (ii)  to exercise its rights and perform its
                 obligations under this Agreement; and

           (iii) to enter into and perform its obligations in connection with the Acquisition.

      (C) BORROWING POWERS: The Borrower has the power to utilise the Facility and its borrowings under this Agreement do not contravene or exceed any borrowing limitation on it under its Memorandum and Articles of Association or any other document or the powers of its directors.

      (D) AUTHORISATIONS: The signature and delivery of this Agreement on behalf of the Borrower and the exercise of the Borrower's rights and the performance of its obligations under this Agreement have been duly authorised.

      (E) BINDING OBLIGATIONS: This Agreement has been duly signed and delivered by the Borrower. The obligations of the Borrower described in this Agreement are valid and binding obligations of the Borrower in accordance with their terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium, or other similar laws, enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

      (F) LEGALITY AND CONTRAVENTIONS: The signature and delivery of this Agreement on behalf of the Borrower and its exercise of rights and performance of obligations under this Agreement:

           (i) are not prohibited by law, regulation or order or by the Memorandum and Articles of Association of the Borrower;

           (ii)  do not require any approval, filing, registration or exemption.

           (iii) do not constitute an event of default under, and do not result in an obligation to create Security under, any document or arrangement to which the Borrower is a party.

      (G) RANKING OF OBLIGATIONS: The obligations of the Borrower under this Agreement rank at least equally with all its other present and future unsecured and unsubordinated obligations. Certain categories of the Borrower's other obligations will, however, be preferred in a liquidation of the Borrower by virtue of mandatory provisions of statute. They will be ignored for the purposes of this paragraph.

      (H) AUTHORISATIONS: All authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other requirements of any governmental, judicial and public bodies and authorities required to be obtained by the Borrower under the laws of England, Wales and Scotland in connection with the execution, delivery, performance, validity and enforceability of this Agreement and to carry out the Acquisition are and will at all relevant times be in full force and effect.

      (I)  CORRECTNESS OF INFORMATION SUPPLIED IN CONNECTION WITH THIS
           AGREEMENT:

           (i) All information supplied and to be supplied on behalf of the Borrower to the Arranger, the Agent or any Lender in connection with this Agreement is true, accurate and complete in all material respects.

           (ii) The Borrower is not aware of any material facts or circumstances which have not been disclosed to any of them which might, if disclosed, adversely affect the decision of a person considering whether or not to lend to the Borrower.

      (J) NO EVENT OF DEFAULT: No Event of Default or Potential Event of Default has occurred and is continuing unremedied and unwaived as a result of the exercise of the Borrower's rights or the performance of its obligations under this Agreement.

      (K) STAMP DUTY: No stamp, registration or similar tax is payable, and no filing or registration is required, in connection with the execution, performance or enforcement of this Agreement in each case in the United Kingdom or the United States of America.

      (L) LITIGATION INVOLVING THE BORROWER: The Borrower is not involved in any material court or arbitration proceedings involving a claim in excess of

           L.500,000. The Borrower is not aware that any proceedings of this kind are being considered by any other person.

      (M) WINDING UP: No petition has been presented for the winding-up of the Borrower which has not been dismissed within 30 days and no order has been made nor resolution passed for the liquidation, winding-up or dissolution of the Borrower. No analogous event has occurred in any jurisdiction.

      (N) APPOINTMENTS OF RECEIVERS AND MANAGERS: no appointment of a receiver or administrator, liquidator or other officer, of the Borrower or any of its assets has been made. No analogous event has occurred in any jurisdiction.

      (O) NO DEFAULT: The Borrower is not in breach of any law of the United Kingdom or United States or regulation, agreement or arrangement applicable to it or any of its assets the enforcement of which would have a Material Adverse Effect.

      (P) CORRECTNESS OF INFORMATION CONCERNING THE OFFER: The factual information concerning the business of the Borrower's Group and the Acquisition or the Guarantor's Group contained in the Press Release (when issued) and the Offer Document (when issued) (and any other announcement or release or document issued by or on behalf of the Borrower in connection with the Acquisition) is or will be true and accurate in all material respects. It contains (or will contain) no material omission and all forecasts, estimates and projections contained therein have been or will be prepared with reasonable care and statements of opinion therein are or will be honestly made.

      (Q) MATERIAL ADVERSE CHANGE: Other than as notified to the Agent at any time, there has been no material adverse change in the financial position or operations of the Borrower, or on and with effect from the expiry of the Acquisition Period, any of its Subsidiaries since the date of their latest accounts.

      (R) PAYMENT OF TAXES: The Borrower has filed within any applicable period all tax returns which it is required to file in each jurisdiction in which it currently conducts any material part of its business and has paid or made provision for the payment of all taxes which have become due pursuant to such returns or pursuant to any assessment received by the Borrower, except for any taxes which are being contested in good faith and with respect to which adequate reserves have been established.

18.2  REPETITION:

      (A)  The representations in Clause 18.1 (other than in sub-clauses
           (F)(iii), (J), (M), (N), (O), and (P)) will be deemed repeated by the Borrower on the Utilisation Date. This repetition will be with reference to the facts on that day.

      (B) The representations in Clauses 18.1(A), (B), (C), (E), (F) and (H) will be deemed repeated by the Borrower on the expiry of the Unconditional Period. This repetition will be with reference to the facts on that day.

18.3  SURVIVAL OF REPRESENTATIONS

      Each of the representations made under this Agreement shall survive the making of each Advance and utilisation of the guarantee facility.

19.   REPRESENTATIONS FOLLOWING THE ACQUISITION PERIOD

19.1  REPRESENTATION

      On and with effect from expiry of the Acquisition Period the Borrower shall confirm that each of the following is true with reference to the facts on that day:

      (A)  LITIGATION OF THE BORROWER'S SUBSIDIARIES: None of the
           Borrower's Subsidiaries is involved in any material court or arbitration proceedings involving a claim in excess of L.500,000. The Borrower is not aware that any proceedings of this kind are being considered by any other person.

      (B) TITLE TO THE PRINCIPAL PROPERTIES: that freehold title or long leasehold title to no less than 25 of the Principal Properties is vested in one or more of the Borrower's Subsidiaries.

      (C) QUALITY CARE LEASE: each Principal Property (the freehold or long leasehold of which is vested in one of the Borrower's Subsidiaries at the relevant time and, in the case of long leaseholds, in relation to which any necessary landlord's consent to the grant of a lease on the terms of a Quality Care Lease has been obtained) is leased on the terms of a Quality Care Lease.

      (D) ENVIRONMENTAL COMPLIANCE: all property owned by the Borrower or any of its Subsidiaries have been operated by the Borrower or relevant Subsidiary in compliance with Environmental Laws and Regulations, the enforcement of which would have a Material Adverse Effect.

      (E) PAYMENT OF TAXES: Each of the Borrower's Subsidiaries has filed within any applicable period all tax returns in respect of any period ending after the end of the Acquisition Period which it is required to file in each jurisdiction in which it currently conducts any material part of its business and has paid or made provision for the payment of all taxes in respect of any period ending after the end of the Acquisition Period which have become due pursuant to such returns or pursuant to any assessment received by any of its Subsidiaries, except for any taxes which are being contested in good faith and with respect to which adequate reserves have been established.

      (F) WINDING UP: No petition which is outstanding has been presented for the winding-up of any of the Borrower's Subsidiaries which has not been dismissed within 30 days and no order has been made or resolution passed for the liquidation, winding-up or dissolution of any of the Borrower's Subsidiaries. No analogous event has occurred in any jurisdiction.

      (G) APPOINTMENTS OF RECEIVERS AND MANAGERS: no appointment of a receiver or administrator, liquidator or other officer, of any of the Borrower's Subsidiaries or any of its assets has been made. No analogous event has occurred in any jurisdiction.

      (H) NO DEFAULT: None of the Borrower's Subsidiaries is in breach of any law of the United Kingdom or United States or regulation, agreement or arrangement applicable to it or any of its assets the enforcement of which would have a Material Adverse Effect.

19.2  REPETITION:

      The representations in Clause 19.1 (other than in Clause 19.1(B), (D),
      (F), (G) and (H)) will be deemed repeated by the Borrower on each Utilisation Date falling after the expiry of the Acquisition Period. This repetition will be with reference to the facts on that date.

19.3  SURVIVAL OF REPRESENTATIONS:

      Each of the representations made under this Agreement shall survive the making of each Advance and utilisation of the guarantee facility.

20.   REPRESENTATIONS OF THE GUARANTOR AND THE EXISTING AGREEMENT SUBSIDIARIES

20.1  INITIAL REPRESENTATIONS OF THE GUARANTOR:

      The Guarantor confirms that each of the following is true:

      (A) NATURE OF GUARANTOR: The Guarantor is a company duly organised and validly existing under the laws of Maryland. It is in good standing in Maryland and in each state in which it is qualified to do business.

      (B) POWERS OF GUARANTOR: The Guarantor has power to own its assets and conduct its business as it is now being conducted.
           It also has power to sign and deliver this Agreement and to exercise its rights and perform its obligations under this Agreement.

      (C) AUTHORISATIONS: The signature and delivery of this Agreement on behalf of the Guarantor and the exercise of the Guarantor's rights and the performance of its obligations under this Agreement have been duly authorised.

      (D) BINDING OBLIGATIONS: This Agreement has been duly signed and delivered by the Guarantor. The obligations of the Guarantor described in this Agreement are valid and binding obligations of the Guarantor in accordance with their terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium, or other similar laws, enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

      (E) LEGALITY AND CONTRAVENTIONS: The signature and delivery of this Agreement on behalf of the Guarantor and its exercise of rights and performance of obligations under this Agreement:

           (i) are not prohibited by law, regulation or order or by the constitutional documents of the Guarantor;

           (ii)  do not require any approval, filing,
                 registration or exemption; and

           (iii) do not constitute an event of default except for such defaults which in the aggregate could not have a Material Adverse Effect on the Borrower and do not result in an obligation to create Security under, any document or arrangement to which the Guarantor is a party.

      (F) AUTHORISATIONS: All authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other requirements of any governmental, judicial and public bodies and authorities required to be obtained by the Guarantor in the United States of America in connection with the execution, delivery, performance, validity and enforceability of this Agreement have been obtained or effected and are and will at all relevant times be in full force and effect.

      (G) RANKING OF OBLIGATIONS: The obligations of the Guarantor under this Agreement rank at least equally with all its other present and future unsecured and unsubordinated obligations.
           Certain categories of the Guarantor's other obligations will, however, be preferred in a liquidation of the Guarantor by virtue of mandatory provisions of statute. They will be ignored for the purposes of this paragraph.

      (H) MATERIAL ADVERSE CHANGE: There has been no material adverse change in the financial position or operations of the Guarantor or any of the Existing Subsidiaries since the date of the latest balance sheet included in the Financial Statements (the "LATEST BALANCE SHEET"). The Guarantor's fiscal year is the twelve-month period ending on 31st December in each year.

20.2  REPRESENTATIONS IN RELATION TO THE GUARANTOR'S GROUP:

      The Guarantor confirms that each of the representations in the terms of Sections 3.5 to 3.17 of Article 3 of the Existing Agreement relating to the Guarantor or the Existing Agreement Subsidiaries is true. Provided that any waiver, grant of indulgence or time, consent or release given in respect of Sections 3.5 to 3.17 of Article 3 of the Existing Agreement shall also be effective as a waiver, grant of indulgence or time, consent or release in respect of this Clause 20.2.

20.3  REPETITION:

      (A) The representations in Clauses 20.1 (other than in sub-clause 20.1(E)(iii)), will be deemed repeated by the Guarantor on the Utilisation Date and if the Outstanding Amount is increased then the Guarantor will be deemed to repeat the confirmation in Clause 20.2 on the Utilisation Date except for changes in the ordinary course of business which, either singly or in aggregate would have a Material Adverse Effect. These repetitions will be with reference to the facts on that day.

      (B) The representations in Clauses 20.1(A), (B), (D), (E) and (F) will be deemed repeated on the expiry of the Unconditional Period. This repetition will be with reference to the facts on that day.

20.4  SURVIVAL OF REPRESENTATIONS:

      Each of the representations made under this Agreement shall survive the making of each Advance.

21.   INFORMATION COVENANTS

21.1  PERIODIC REPORTS OF THE BORROWER:

      The Borrower agrees to deliver each of the following to the Agent as soon as they become available and, in any event, by the latest date indicated:

         Document/Information         Latest Date
         --------------------         -----------
         Annual audited               100 days after the end of the financial year
         consolidated profit and
         loss account and balance
         sheet of the Borrower and
         its Subsidiaries

         Quarterly consolidated       55 days after the end of each quarter of the
         profit and loss account      financial year
         and balance sheet of the
         Borrower and its
         Subsidiaries

         A certificate, signed by     At the same time as delivery of the annual
         an Authorised Signatory of   accounts.
         the Borrower confirming no
         Event of Default or
         Potential Event of Default
         or default under any other
         material agreement

      In each case the Borrower agrees to deliver sufficient copies for the Agent and each Lender.

21.2  PERIODIC REPORTS OF THE GUARANTOR:

      The Guarantor agrees to deliver each of the following to the Agent as soon as they become available and, in any event, by the latest date indicated:

         Document/Information         Latest Date
         --------------------         -----------
         Annual audited               100 days after the end of the financial year
         consolidated profit and
         loss account and balance
         sheet of the Guarantor and
         its Subsidiaries.

         Quarterly consolidated       55 days after the end of each quarter of the
         profit and loss account      financial year
         and balance sheet of the
         Guarantor and its
         Subsidiaries

         A certificate, signed by     At the same time as delivery of the annual accounts
         an Authorised Signatory of
         the Guarantor confirming
         no Event of


         Default or Potential Event of Default
         or default under any other material
         agreement

      In each case the Guarantor agrees to deliver sufficient copies for the Agent and each Lender.

21.3  U.K. GAAP:

      The Borrower confirms and agrees that all annual accounts and balance sheets to which Clause 21.1 applies have been or will be prepared in accordance with the applicable law and in accordance with UK GAAP consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

21.4  US GAAP:

      The Guarantor confirms and agrees that all annual accounts and balance sheets to which Clause 21.2 applies have been or will be prepared in accordance with the applicable law and in accordance with US GAAP consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

21.5  REQUESTS:

      (A) The Agent may request the Borrower to deliver to the Agent information reasonably requested about the Borrower or the Borrower's Group or their assets and their business. The Borrower agrees to deliver promptly to the Agent the information requested as soon as practicable.

      (B) The Agent may request the Guarantor to deliver to the Agent information reasonably requested about the Guarantor or the Guarantor's Group or their assets and their business. The Guarantor agrees to deliver promptly to the Agent the information requested as soon as practicable.

21.6  EVENT OF DEFAULT:

      The Borrower agrees to notify the Agent immediately it becomes aware of the occurrence of an Event of Default or Potential Event of Default.

22.   GENERAL COVENANTS OF THE BORROWER

22.1  COVENANTS:

      The Borrower agrees (unless the Agent acting on the instructions of the Majority Lenders consents) as follows:

      (A) RANKING OF OBLIGATIONS: The Borrower will ensure that its obligations under this Agreement rank at least equally with all its other present and future unsecured and unsubordinated obligations. Certain categories of the Borrower's other obligations will, however, be preferred in a liquidation of the Borrower by virtue of mandatory provisions of statute. They will be ignored for the purposes of this paragraph.

      (B) COMPLIANCE: The Borrower will exercise its rights and perform its obligations under this Agreement without contravention of applicable laws. If approvals are required the Borrower will obtain and maintain them and to comply with their terms. The Borrower will also make any necessary filings.

      (C) NEGATIVE PLEDGE: The Borrower will not and on and with effect from expiry of the Acquisition Period will procure that none of its Subsidiaries will, create or allow to exist any Security over any of its assets other than a Permitted Borrower's Security.

      (D) DISPOSAL OF ASSETS: The Borrower will not and on and with effect from expiry of the Acquisition Period will procure that none of its Subsidiaries will dispose of any of its assets (not including cash or cash equivalents). This does not apply to:

           (i) disposals which in the aggregate are made at a fair value (taking into account any liabilities assumed); or

           (ii) to disposals of obsolete or unused assets on an arms' length basis or as waste; or

           (iii) any disposal to another member of the Borrower's Group; or

           (iv) other arm's length disposals made with the Agents' consent (such consent not to be unreasonably withheld or delayed).

           For these purposes, a lease (other than on arm's length terms) is treated as a disposal but, for the avoidance of doubt, a management agreement is not a disposal.

      (E) COMPLIANCE WITH LAWS: The Borrower will and on and with effect from expiry of the Acquisition Period will procure that its Subsidiaries will comply with all applicable United Kingdom laws and regulations, and the terms of all permits, authorisations and licenses the enforcement of which would have a Material Adverse Effect on the Borrower.

      (F) INSURANCE: The Borrower will maintain or will procure the maintenance of and on and with effect from the expiry of the Acquisition Period will procure that its Subsidiaries will maintain or will procure the maintenance of insurance relating to its assets and activities against those risks and at those levels which are commercially prudent.

      (G) LITIGATION: The Borrower agrees to notify the Agent as soon as it becomes aware that any proceedings of the kind described in Clause 18.1(L) are being considered by any other Person.

      (H) DOCUMENTS FOR THE OFFERS: The Borrower will obtain the prior approval of the Agent to the Press Release and will notify the Arranger of the issue by or on behalf of the Borrower, and will supply copies to the Arranger, of all other releases, announcements and documents issued by or on behalf of the Borrower in connection with the Offers.

      (I) BORROWINGS: During the Unconditional Period, the Borrower will not borrow any moneys other than Permitted Borrowings.

      (J) MERGER AND CONSOLIDATION: The Borrower shall not merge or consolidate with any Person (whether or not any Borrower is the surviving entity).

      (K) USE OF PROCEEDS: The Borrower shall not use the proceeds of the Facility for any purpose other than for the Acquisition and related costs.

      (L) ACQUISITION: The Borrower will not waive or vary the terms of the Offer as set out in the Press Release.

      (M) OFFER DOCUMENT: The Borrower will provide a copy of the final draft of the Offer Document to the Agent as soon as it is available.

      (N) CASH COVER: The Borrower shall take such steps as the Issuing Bank shall from time to time require in order to ensure that Cash Cover held by the Borrower with the Issuing Bank from time to time shall satisfy the Bank of England's requirements in relation to the Issuing Bank for cash collateral for the purpose of nil weighting.

22.2  DURATION OF COVENANTS:

      The obligations of the Borrower under this Clause and Clause 21.1 will cease to have effect when the Facility has ceased to be available and there are no amounts outstanding under the Facility.

23.   GENERAL COVENANTS OF THE GUARANTOR

23.1  GENERAL COVENANTS

      The Guarantor agrees as follows:

      (A) RANKING OF OBLIGATIONS: The Guarantor will ensure that its obligations under this Agreement rank at least equally with all its other present and future unsecured and unsubordinated obligations. Certain categories of the Guarantor's other obligations will, however, be preferred in a liquidation of the Guarantor by virtue of mandatory provisions of statute. They will be ignored for the purposes of this paragraph.

      (B) COMPLIANCE: The Guarantor will exercise its rights and perform its obligations under this Agreement without contravention of applicable U.S. laws. If approvals are required the Guarantor will obtain and maintain them and will comply with their terms. The Guarantor will also make any necessary filings.

      (C) COMPLIANCE WITH LAWS: The Guarantor will comply with all applicable U.S. laws and regulations, and the terms of all permits, authorisations and licenses.

      (D) RATINGS: the Guarantor shall promptly notify the Agent of any change in the ratings assigned to the Guarantor by Standard & Poor's, Moody's or Duff & Phelps from time to time for senior, unsecured, non-enhanced, long term debt.

      (E) EXISTING AGREEMENT: the Guarantor shall promptly notify the Agent of any amendments, waivers and releases made in respect of the Existing Agreement.

23.2  EXISTING AGREEMENT:

      (A) Subject to Clause 23.2(C) the Guarantor agrees that it will comply with and will procure that the Existing Agreement Subsidiaries will comply with the terms of Sections 6.1 to 6.16 of
           Article 6 of the Existing Agreement.

      (B) Subject to Clause 23.2(C) the Guarantor agrees that it will not and will procure that the Existing Agreement Subsidiaries will not, do, agree to do or permit to be done in breach of the terms of
           Section 7.1 to 7.16 of Article 7 of the Existing Agreement.

      (C) Any waiver, grant of indulgence or time, consent or release given in respect of Sections 6.1 to 6.16 of Article 6 and Sections
           7.1 to 7.16 of Article 7 of the Existing Agreement shall also be effective as a waiver, grant of indulgence or time, consent or release in respect of this Clause 23.2.

           For the avoidance of doubt, the entering into and the performance and observance of this Agreement by the parties shall not be deemed to be a breach of this Agreement by the Guarantor notwithstanding Section 7.3 of the Existing Agreement. The Guarantor confirms that the waiver referred to in item 10 of
           Schedule 3 has been obtained.

23.3  DURATION OF COVENANTS:

      The obligations of the Guarantor under this Clause will cease to have effect when the Facility has ceased to be available and there are no amounts outstanding under the Facility.

24.   EVENTS OF DEFAULT

24.1  EVENTS OF DEFAULT:

      Each of the following is an Event of Default:

      (A) NON-PAYMENT OF PRINCIPAL: The Borrower or the Guarantor fails to pay any amount of principal due under this Agreement.

      (B) NON-PAYMENT OF INTEREST: The Borrower or Guarantor fails to pay any interest accrued and due under this Agreement on the date of demand unless the delay was caused by a technical failure or administrative oversight in which case on the date three Business Days after the date of demand.

      (C) OTHER COVENANTS: The Borrower or the Guarantor fails to perform or observe any of its obligations under this Agreement (excluding obligations undertaken by the Guarantor pursuant to Clauses 23.2(A) and (B)) and such failure remains unremedied for a period of thirty days after notice requiring the same to be remedied shall have been given to the Borrower or the Guarantor as the case may be by the Agent and provided that for this purpose anything that should be done under this Agreement shall remain capable of remedy notwithstanding that it should have been done on a particular date and was not done on that date.

      (D) UNTRUE REPRESENTATIONS: Any statement made, or deemed repeated, in this Agreement (excluding statements made pursuant to Clauses 18.1(J), (M), (N), 19.1(H) and 20.2) or deemed repeated by the Guarantor pursuant to Clause 20.3 (subject to any exception permitted by Clause 20.3) is untrue or misleading when that statement is made in any material respect which in any event results or is likely to result in a Material Adverse Effect.

      (E) CROSS DEFAULT OF THE BORROWER'S GROUP: Any Borrowed Monies Indebtedness in aggregate in excess of L.50,000 at any one time of the Borrower or on and with effect from expiry of the Acquisition Period any Subsidiary of the Borrower.

           (i) is not paid or repaid when due or within any applicable grace period; or

           (ii) becomes capable of being declared due and payable before its stated date of payment by reason of an event of default howsoever called.

      (F)  CROSS DEFAULT OF THE GUARANTOR'S GROUP:

           (i)   Failure by the Guarantor or any of its Existing
                 Agreement Subsidiaries to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guarantee, trust agreement, mortgage or similar instrument to which it is a party or by which it is bound, or by which any of its properties or assets may be affected including, without limitation, any of the subordinated notes or other agreements or evidences of Guarantor's Indebtedness covered by any subordination agreement (a "Debt Instrument"), so that, as a result of any such failure to perform, Guarantor's Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Guarantor's Indebtedness would otherwise become due and payable; or

           (ii)  Any event or condition referred to in any Debt
                 Instrument shall occur or fail to occur, so that, as a result thereof, Guarantor's Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Guarantor's Indebtedness would otherwise become due and payable; or

           (iii) Failure to pay any Guarantor's Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument;

           provided, however, that the provisions of this Clause 24.1(F) shall not be applicable to any Debt Instrument that on the date this Clause 24.1(F) would otherwise be applicable thereto, relates to or evidences Guarantor's Indebtedness in a principal amount of less than $5,000,000.

      (G) INSOLVENCY AND REORGANISATION: Any petition is presented and not discharged within thirty days or a resolution passed with a view to the winding-up, re-organisation or administration of the Borrower or on and with effect from the expiry of the Acquisition Period or any of its Subsidiaries or with a view to the appointment of an administrator, receiver or trustee in bankruptcy in relation to the Borrower or on and with effect from the expiry of the Acquisition Period any of its Subsidiaries or the whole or any substantial part of the assets of the Borrower or on and with effect from the expiry of the Acquisition Period the whole or any substantial part of the assets of any of its Subsidiaries.

      (H) ENFORCEMENT OF SECURITY: The holder of any Security over any of the assets of the Borrower or on and with effect from the expiry of the Acquisition Period any of the Borrower's Subsidiaries commences the enforcement of that Security for an amount in excess of L.50,000.

      (I) ATTACHMENT OR DISTRESS: Any asset of the Borrower or on and with effect from expiry of the Acquisition Period of any of its Subsidiaries is subject to attachment, sequestration, execution or any similar process.

      (J) INABILITY TO PAY DEBTS: the Borrower or on and with effect from expiry of the Acquisition Period any Subsidiary of the Borrower is unable to pay its debts as they fall due or admits its inability to pay its debts as and when they fall due or the value of its assets is less than the amount of its liabilities discounted as appropriate (taking into account its contingent and prospective liabilities) or seeks a composition or arrangement with its creditors or any class of them.

      (K)  INSOLVENCY OF THE GUARANTOR'S GROUP:

           (a)  The Guarantor or any of the Existing Agreement
                Subsidiaries shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or him or a substantial part of its or his assets, or shall commence any proceeding under any bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution or liquidation law of statute any jurisdiction, whether now or hereafter in effect, or the Guarantor or any of the Existing Agreement Subsidiaries shall take any corporate action to authorise any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it or him, that remains undismissed for a period of thirty days or more; or any order for relief shall be entered in any such proceeding; or the Guarantor or any of the Existing Agreement Subsidiaries by any act or omission shall indicate its or his consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or him or any substantial part of any of its or his properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty days or more; or

           (b)  The Guarantor or any of the Existing Agreement
                Subsidiaries shall generally not pay its or his debts as such debts become due; or

           (c) The Guarantor or any of the Existing Agreement Subsidiaries have concealed, removed, or permitted to be concealed or removed, any part of its or his property, with intent to hinder, delay or defraud its or his creditors of any of them or made or suffered a transfer of any of its or his property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its or his property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its or his property through legal proceedings or distraint that is not vacated within thirty days from the date thereof; or

           (d) the holder of any Security commences the enforcement of that Security over the whole or any substantial part of assets of the Guarantor or any of the Existing Agreement Subsidiaries.

      (L) JUDGEMENTS OF THE GUARANTOR'S GROUP: any judgment against the Guarantor or any of the Existing Agreement Subsidiaries or any attachment, levy or execution against any of its properties for any amount in excess of $2,500,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty days or more.

      (M) INSOLVENCY EQUIVALENCE: Anything analogous to any of the events described in paragraphs E to H occurs in any jurisdiction in which the relevant person is incorporated or carries on a business or in which the whole or any substantial part of the assets of such person are located.

      (N)  ERISA:

           (i) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or that results or could result in, a "material accumulated funding deficiency" under Section 412 of the U.S. Code; or

           (ii) Failure by the Guarantor to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it.

      (O) PERSONNEL: Essel Bailey, Jr. shall for any reason other than death or disability cease to act as Chief Executive Officer of the Guarantor.

      (P) DEFAULT BY OPERATOR: Ninety (90) days after the occurrence of any default by an Operator in the payment of amounts which are due and owing under any lease, note, mortgage or deed of trust (or related security documents) between an Operator and the Guarantor or any other event of default by an Operator under the applicable lease, note, mortgage or deed of trust (or related security document) as a result of which the Guarantor accelerates the obligations of such Operator, with respect in each case to an Operator whose aggregate Lease Rental expense and/or Mortgage Expense accounts for 15% or more of the aggregate amount of all Lease Rental Expense and/or Mortgage Expense owing to the Guarantor from all Operators.

      (Q) UNLAWFULNESS OR REPUDIATION: It is unlawful for the Borrower or the Guarantor to comply with, or it repudiates, its material obligations under this Agreement.

      (R) MERGER OR CHANGE OF CONTROL: The Borrower merges with any other person.

      (S) MATERIAL ADVERSE CHANGE: There has been a material adverse change in the financial condition or business of the Guarantor or the Guarantor's Group since 31st December, 1996.

      (T) FAILURE OF PURPOSE: The Borrower is unable to use the proceeds of the Facility for the purpose described in Clause 2.2.

      (U) GUARANTEE: The Guarantee of the Guarantor ceases to be a legal, valid and binding obligation of the Guarantor.

      (V)  OWNERSHIP:

           (i) any person or a group of related persons shall acquire (a) beneficial ownership in excess of 25 percent of the issued share capital of the Guarantor or other voting interest having ordinary voting powers to elect a majority of the directors, managers or trustees of the Guarantor (irrespective of whether at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (b) all or substantially all of the Investment Facilities of the Guarantor; or

           (ii) a majority of the Board of Directors of the Guarantor, at any time, shall be composed of Persons other than (a) Persons who were members of the board of directors on the date of this Agreement, or (b) Persons who subsequently become members of the board of directors on the date of this Agreement, or (c) Persons who subsequently become members of the board of directors and who either (x) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of this Agreement of (y) are appointed or recommended for election with the affirmative vote of a majority of the board of directors of the Guarantor then in office.

      (W)  CROSS-ACCELERATION INTO EXISTING AGREEMENT: If (A) the
           Guarantor fails to perform or observe any of its obligations referred to in Clauses 23.2(A) and (B) and such failure remains unremedied for thirty days after notice requiring the same to be remedied shall have been given to the Guarantor by the Agent or if any statement made pursuant to Clause 20.2 or deemed repeated pursuant to Clause
           20.3 is untrue or misleading when that statement is made in any material respect which in any event results or is likely to result in a Material Adverse Effect or any Guarantor's Indebtedness existing under the Existing Agreement is not paid or repaid when due or within any applicable grace period or becomes capable of being declared due and payable before its stated date of payment by reason of an event of default howsoever called and (B) the agent under the Existing Agreement gives notice to the Guarantor pursuant to Article 8 of the Existing Agreement.

24.2  CONSEQUENCES OF AN EVENT OF DEFAULT:

      (A) CONSEQUENCES: Subject to paragraph (B) if an Event of Default occurs and is continuing unremedied and unwaived the Agent may by notice to the Borrower:

           (i)  cancel the Facility; or

           (ii) demand immediate repayment of the Loan Amount and require that Cash Cover or a Letter of Credit be effected immediately for the Guaranteed Loan Notes Outstandings whereupon the Loan Amount shall become repayable and an amount equal to such Cash Cover shall become immediately due and payable or all of the above. The Agent agrees to deliver a notice under this sub-clause if the Majority Banks instructs the Agent to do so. In the case of cancellation the Lenders will be under no further obligation to make an Advance and the Issuing Bank shall be under no further obligation to guarantee any issued Guaranteed Loan Notes. In the case of a demand for repayment the Borrower agrees to pay the Lenders in accordance with the notice.

      (B) UNCONDITIONAL PERIOD: Except in consequence of (i) an Event of Default under Clause 24.1(K)(a) or (d) to the extent that it relates to the Guarantor or (ii) an Event of Default arising from a breach by the Borrower of Clause 22.1(I), the Agent may not during the Unconditional Period, as a result of the occurrence of an Event of Default, cancel the Facility or demand immediate repayment of Advances made or Cash Cover for Guaranteed Loan Notes issued for the purpose of paying any consideration payable by the Borrower in respect of the Acquisition.

24.3  INDEMNITY:

      If there is a Event of Default the Borrower agrees to reimburse the Agent and each Lender against all losses, liabilities, claims, damages or expenses including the reasonable fees of legal advisers and settlement costs that the Agent or that Lender incurs, or will incur, as a result (except as such are resulting from the Agent or any Lenders' gross negligence or wilful misconduct). Clause 12.6 also applies.

24.4  CURRENCY INDEMNITY:

      This sub-clause applies where a payment due by the Borrower or the Guarantor under or in connection with this Agreement is made or is required to be made in a currency other than sterling. To the extent that the amount received, when converted into sterling, is less than the amount due the Borrower agrees to reimburse the person entitled to the payment for the difference. For the purposes of the computation of this amount that person will apply to the amount received a rate of exchange prevailing on the date of receipt. If, however, that person is unable to use the amount received to buy sterling on the date of receipt, the rate of exchange prevailing on the first date on which that person could buy sterling will be used instead. The obligation in this sub-clause is a separate and independent obligation.

24.5  REDUCTION OF CASH COVER:

      If the Guarantor provides Cash Cover in respect of the Guaranteed Loan Notes Outstandings under any provision of this Agreement, and the amount of the Guaranteed Loan Notes Outstandings reduces to a level below the aggregate amount of such Cash Cover and any Letter of Credit provided pursuant to Clause 24.7, the Agent shall immediately repay the excess amount of such Cash Cover to the Borrower or the Guarantor (as the case may be).

24.6  CASH COVER ACCOUNT:

      Any Cash Cover provided by the Borrower or the Guarantor in respect of the Guaranteed Loan Notes under any provision of this Agreement shall be credited to an account with the Agent paying a commercial rate of interest. The Agent shall not intermingle the credit balance on such account with any other funds. The Agent shall not apply the credit balance on such account, or set off or combine the credit balance on such account for any purpose other than meeting the reimbursement obligation of the Borrower under Clause 7.3(A).

24.7  LETTER OF CREDIT:

      If under any provision of this Agreement, the Borrower or the Guarantor is obliged to provide Cash Cover, the Borrower or the Guarantor may instead provide, for the whole or any part of the relevant amount due, an evergreen Letter of Credit. The Agent may draw upon such letter of credit only for the purpose of meeting the Borrower's reimbursement obligation under Clause 7.3(A).

24.8  AMENDMENT OF EVENTS OF DEFAULT IN EXISTING AGREEMENT:

      If at any time any of sections 8.4 (other defaults), 8.6 (bankruptcy), 8.7 (judgments), 8.8 (ERISA), 8.10 (ownership), 8.12 (personnel) or 8.14 (default by Operator) of the Existing Agreement is waived, the subject of a grant of indulgence or time or a consent or a release or is amended, modified or supplemented, the Borrower and the Guarantor may request that the Agent and the Lenders agree to an equivalent waiver, grant of indulgence or time, consent, release, amendment, modification or supplement to the provisions of Clauses 24.1(F), (K), (L), (N), (V), (O) or (P) respectively and the Agent and the Lenders shall not unreasonably withhold or delay such agreement.

                            PART VII: MISCELLANEOUS

25.   THE AGENT AND THE ARRANGER

25.1  APPOINTMENT:

      The Agent is appointed as an agent by each Lender. The Agent is not acting as agent of the Borrower under this Agreement except for the limited purpose of signing Substitution Certificates in accordance with Clause 25.2.

25.2  AUTHORITY:

      The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by this Agreement. The Agent may also act in a manner reasonably incidental to these matters.

25.3  DUTIES:

      In addition to the obligations of the Agent set out elsewhere in this Agreement the Agent agrees as follows:

      (A) NOTICES: The Agent will as soon as reasonably practicable notify each Lender of the contents of each notice received from the Borrower or the Guarantor under the terms of this Agreement. If the notice only affects particular Lenders the Agent may elect to notify only those Lenders, in which case it will do so as soon as reasonably practicable.

      (B) OTHER DOCUMENTS: When the Borrower or the Guarantor delivers to the Agent any other document required to be delivered under this Agreement the Agent will as soon as reasonably practicable provide a copy to each Lender. The Borrower or the Guarantor, as the case may be, agrees to reimburse the Agent for the costs of preparing any copies required for this purpose.

      (C)  EVENTS OF DEFAULT: The Agent will notify each Lender of any
           Event of Default or Potential Event of Default. This obligation will not arise, however, until there is a payment default of which the Agent is aware or until the Agent receives express notice with reasonable supporting evidence of the Event of Default or Potential Event of Default. Until this time the Agent is entitled to assume that there is no Event of Default or Potential Event of Default. The Agent is not required to make inquiries. Information referred to in Clause 25.11 does not have to be disclosed under this sub-clause.

      (D) INFORMATION: The Agent will request the Borrower and the Guarantor to deliver to the Agent any information reasonably requested by a Lender.

25.4  POWERS:

      In addition to the powers of the Agent set out elsewhere in this Agreement the Agent has the following powers:

      (A) PROFESSIONAL ADVISERS: The Agent may instruct professional advisers to provide advice in connection with the Facility.

      (B) AUTHORITY FROM MAJORITY BANKS: The Agent may take any action which is not inconsistent with this Agreement and which is authorised by the Majority Banks.

      (C) VIEWS OF MAJORITY BANKS: In exercising any of its rights, powers or discretions the Agent, if it seeks the views of the Majority Banks, shall have regard thereto. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

      (D) PROCEEDINGS: The Agent may institute legal proceedings against the Borrower in the name of those Lenders which authorise it to take those proceedings.

      (E) COMPLIANCE WITH LAW: The Agent may take any action necessary for it to comply with applicable laws.

      The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or security satisfactory to it.

25.5  RELIANCE:

      The Agent is entitled to rely upon each of the following:

      (A)  Advice received from professional advisers.

      (B) A certificate of fact received from the Borrower or the Guarantor and signed by an Authorised Person.

      (C) Any communication or document believed by the Agent to be genuine.

      The Agent will not be liable for any of the consequences of relying on these items.

25.6  EXTENT OF AGENT'S DUTIES:

      (A) NO OTHER DUTIES: The Agent has no obligations or duties other than those expressly set out in this Agreement.

      (B) ILLEGALITY AND LIABILITY: The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.

      (C) NOT TRUSTEE: The Agent is not acting as a trustee for any purpose in connection with this Agreement.

25.7  RESPONSIBILITY OF THE LENDERS:

      Each Lender is responsible for its own decision to become involved in the Facility and its decision to take or not take action under the Facility. It should make its own credit appraisal of the Borrower and the Guarantor and the terms of the Facility. Neither the Agent nor the Arranger makes any representation that any information provided to a Lender before or after the date of this Agreement is true. Accordingly each Lender should take whatever action it believes is necessary to verify that information. In addition neither the Agent nor the Arranger is responsible for the legality, validity or adequacy of this Agreement. Each Lender will satisfy itself on these issues.

25.8  LIMITATION OF LIABILITY:

      (A) AGENT AND ARRANGER: Neither the Agent nor the Arranger will be liable for any action or non-action under or in connection with the Facility unless caused by its gross negligence or wilful misconduct.

      (B) DIRECTORS, EMPLOYEES AND AGENTS: No director, employee or agent of the Agent nor the Arranger will be liable to a Lender or the Borrower or the Guarantor in relation to the Facility. Each Lender, the Borrower and the Guarantor agrees not to seek to impose this liability upon them.

25.9  BUSINESS OF THE AGENT:

      Despite its role as agent of the Lenders the Agent may:

      (A)  participate as a Lender in the Facility,

      (B)  carry on all types of business with the Borrower,

      (C)  carry on all types of business with the Guarantor, and

      (D) act as agent for other groups of lenders to the Borrower or other borrowers.

25.10 INDEMNITY:

      (A) Each Lender agrees to reimburse the Agent for all losses and expenses incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent. These losses and expenses will take into account amounts reimbursed to the Agent by the Borrower and the Guarantor.

      (B) Each Lender agrees to reimburse the Arranger for all losses and expenses incurred by the Arranger as a result of its appointment as Arranger or arising from its activities as Arranger. These losses and expenses will take into account amounts reimbursed to the Arranger by the Borrower and the Guarantor.

      (C) The liability of each Lender under this Clause 25.10 will be limited to the share of the total losses and expenses which corresponds to that Lender's share of the Total Commitments or, if an Advance has been made and is outstanding, the Loan Amount. If the losses or expenses are attributable to an activity of the Agent or the Arranger (as the case may be) which relates to only some of the Lenders the Agent may instead notify the Lenders of a different sharing arrangement. In this case the limit of liability of a Lender under this sub-clause will be determined by the Agent or the Arranger (as the case may be). The Lenders are not liable for losses and expenses arising from the gross negligence or wilful misconduct of the Agent or the Arranger (as the case may be).

25.11 CONFIDENTIAL INFORMATION:

      (A) The Agent is not required to disclose to the Lenders any information:

           (i) which is not received by it in its capacity as Agent or

           (ii) which it receives, with its consent, on a confidential basis.

      (B) The Arranger is not required to disclose to the Lenders any information:

           (i) which is not received by it in its capacity as Arranger or

           (ii) which it receives, with its consent, on a confidential basis.

25.12 RESIGNATION AND REMOVAL:

      The Agent may resign by giving notice to the Borrower, the Guarantor and the Lenders. The Agent may be removed by notice given by the Majority Banks to the Agent and the Borrower. In either event the following apply:

      (A) APPOINTMENT BY MAJORITY BANKS: The Majority Banks may appoint a new Agent who is a Qualifying Lender acting through its U.K. office.

      (B) APPOINTMENT BY THE RESIGNING AGENT: If the Agent has resigned and the Majority Banks have not appointed a new Agent within 30 days after the resigning Agent's notice, the resigning Agent may appoint a new Agent.

      (C) MODE OF APPOINTMENT: A new Agent will be appointed by notice to the Borrower and the Lenders. A new Agent cannot be appointed without its consent.

      (D)  TIMING OF APPOINTMENT: If the Agent has resigned, the new
           Agent will become Agent at a time agreed between the new Agent and the resigning Agent. If no time is agreed the new Agent will become Agent ten Business Days after the notice referred to in paragraph
           (C). Any resignation or removal of the Agent will not be effective until a new Agent has been appointed and accepted its appointment.

      (E) EFFECT OF APPOINTMENT: Upon a new Agent becoming Agent the resigning/removed Agent will cease to be Agent. Accordingly it will be discharged from its obligations and duties as Agent. It will, however, continue to be able to rely on the terms of this Clause in respect of all matters relating to the period of its appointment. The new Agent will assume the role of Agent. It will have all the rights, powers, discretions and duties of the Agent provided for in this Agreement.

      (F) TRANSITION: The resigning/removed Agent and the new Agent agree to co-operate to ensure an orderly transition. The resigning/removed Agent agrees to deliver or make available to the new Agent all records, files and information held by it as Agent. This obligation will not require the resigning/removed Agent to disclose any confidential information.

25.13 THE ARRANGER:

      The Arranger has no continuing role in connection with the Facility and is not liable in respect of any matter concerning the Facility. It is not the agent for any Lender.

26.   EVIDENCE AND CERTIFICATES

26.1  EVIDENCE OF DEBT:

      The Agent will maintain in its books an account showing all liabilities accrued and payments made in relation to the Facility. Details of amounts outstanding recorded in this account will be evidence of the Borrower's obligations unless there is shown to be an error.

26.2  CERTIFICATES:

      Each certificate delivered under this Agreement must contain reasonable detail of the matters being certified.

27.   NOTICES

27.1  NATURE OF NOTICES:

      No notice delivered by the Borrower or the Guarantor under this Agreement may be withdrawn or revoked. Each notice delivered by the Borrower or the Guarantor must be unconditional. It must also be signed by an Authorised Person.

27.2  DELIVERY OF NOTICES:

      A notice under this Agreement will only be effective if it is in writing and is received. Telexes and faxes are permitted.

27.3  NOTICES THROUGH THE AGENT:

      Each notice from the Borrower, the Guarantor or a Lender will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as reasonably practicable.

27.4  COMMUNICATION IN ENGLISH:

      All notices and other documents delivered under this Agreement must be in English, or if not, accompanied by a translation into English certified by an officer of the person serving the notice to be accurate. Translation costs are for the account of the person serving the notice.

27.5  ADDRESS DETAILS:

      Notices will be delivered to the address of the intended recipient as set out on the signature page. The Borrower, the Guarantor or a Lender may change its address details by notice to the Agent. The Agent may change its address details by notice to the Borrower, the Guarantor and the Lenders.

28.   ASSIGNMENT AND NOVATION

28.1  BORROWER:

      The rights of the Borrower under this Agreement are personal to it. Accordingly they are not capable of assignment.

28.2  ASSIGNMENT BY A LENDER:

      A Lender may assign to a Qualifying Lender in whole or in part its rights under this Agreement (any Commitment to be assigned must be in whole multiples of L.5,000,000) if it obtains the written consent of the Borrower in advance, except that the Borrower's consent is not needed for an assignment to an Affiliate of a Lender which is a Qualifying Lender or to any Qualifying Lender if there is an outstanding Event of Default. The Borrower may not refuse or delay giving its consent unreasonably. Neither the Agent nor any Lender will be obliged to treat any person to whom a Lender makes an assignment as an assignee until that person:

      (A) agrees that it will be under the same obligations as it would have been if it had been a party to the Agreement; and

      (B)  agrees to pay to the Agent the fee mentioned in Clause
           28.3(A).

28.3  NOVATION BY A LENDER:

      A Lender (the "Existing Lender") may be released in whole but not in part from its obligations and surrender its rights under this Agreement to the extent that exactly corresponding obligations and rights are assumed by a person who will on novation qualify as a Qualifying Lender and who has been assigned an investment grade rating by Standard & Poor's, Moody's or Duff & Phelps (the "New Lender") if it obtains the written consent of the Borrower in advance (such consent not to be unreasonably withheld or delayed), provided that the Borrower's consent is not needed for a novation to an Affiliate of a Lender which is a Qualifying Lender or to any Qualifying Lender if there is an Event of Default. Such novation shall be in accordance with the following:

      (A) The Existing Lender will deliver to the Agent a Substitution Certificate. This must be signed by both the Existing Lender and the New Lender and be properly completed. The Existing Lender will also arrange for the payment of a processing fee to the Agent. The amount of this fee is L.750 (plus any reasonable expenses) unless the Agent has notified the Lenders of a different amount which has been agreed with the Majority Banks.

      (B) The Agent will sign the Substitution Certificate no later than 5 Business Days after its receipt and the payment of the processing fee. This signature will be made on behalf of the other Lenders, the Guarantor and the Borrower as well as itself. Each Lender and the Borrower irrevocably authorises the Agent to sign in this manner.

      (C) The Substitution Certificate will take effect on the date it specifies. On this date:

           (i) The Existing Lender is released from its obligations and surrenders its rights to the extent described in the Certificate.

           (ii) The New Lender assumes obligations and rights exactly corresponding to those released and surrendered by the Existing Lender.

           The Commitment of the Existing Lender will be reduced accordingly and the New Lender will assume a Commitment of the amount of the corresponding reduction.

28.4  DISCLOSURE OF INFORMATION:

      A Lender may disclose to an assignee, sub-participant, New Lender, to a proposed assignee, sub-participant or New Lender any information received by the Lender under or in connection with this Agreement including a copy of this Agreement.

29.   WAIVERS AND AMENDMENTS

29.1  WRITING REQUIRED:

      A waiver or amendment of a term of this Agreement will only be effective if it is in writing.

29.2  AUTHORITY OF THE AGENT:

      If authorised by the Majority Banks the Agent may grant waivers and agree amendments with the Borrower and the Guarantor. These waivers and amendments will be granted on behalf of the Lenders and be binding on all of them, including those which were not part of the Majority Banks. This sub-clause does not authorise the Agent to grant any waiver or agree any amendment affecting any of the following:

      (A)  The amount of the Facility.

      (B) The amount or method of calculation of interest or commitment fee or guarantee fee

      (C) The manner, currency or timing of repayment of the Loan or of the payment of any other amount.

      (D)  The end of the period during which the Facility is available.

      (E)  The definitions of "Borrowed Monies Indebtedness" and
           "Majority Banks".

      (F)  The obligations of the Lenders.

      (G) Any requirement (including the one in this sub-clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

      (H)  Clauses 3, 8, 16, or 31.1.

      Waivers or amendments affecting these matters require the consent of all Lenders.

29.3  EXPENSES:

      The Borrower agrees to reimburse the Agent and each Lender for the reasonable and proper expenses they incur as a result of any proposal made by the Borrower to waive or amend a term of this Agreement.

30.   MISCELLANEOUS

30.1  EXERCISE OF RIGHTS:

      If the Agent or a Lender does not exercise a right or power when it is able to do so this will not prevent it exercising that right or power. When it does exercise a right or power it may do so again in the same or a different manner. The Agent's and the Lenders' rights and remedies under this Agreement are in addition to any other rights and remedies they may have. Those other rights and remedies are not affected by this Agreement.

30.2  COUNTERPARTS:

      There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

31.   LAW AND JURISDICTION

31.1  LAW:

      This Agreement is to be governed by and construed in accordance with English law provided that the representations and covenants contained in the Existing Agreement and referred to in Clauses 20.2 and 23.2 shall be governed by and construed in accordance with the laws of the State of New York.

31.2  JURISDICTION:

      (A) For the exclusive benefit of the Lenders, the Arranger and the Agent, all the parties hereto irrevocably agree that the courts in England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such Court.

      (B) Without prejudice to sub-clause (A), all the parties further irrevocably agree that any Proceedings may be brought in any of the courts of the State of New York in New York City and submit to the non-exclusive jurisdiction of such court.

      (C) Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in this Clause and any claim that any such Proceedings have been brought in an inconvenient forum.

      (D) Nothing contained in this Clause shall limit the right of any Lender, the Agent or the Arranger to take Proceedings against any of the Borrowers or the Guarantor in any court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude to the extent otherwise permitted by law the taking of Proceedings in any other jurisdiction, whether concurrently or not.

      (E) The Guarantor agrees that any writ, judgment or other notice of process shall be sufficiently and effectively served on it in connection with Proceedings in New York if (i) such writ, judgment or other notice of process is delivered to the address for the time being for the service of notices on the Guarantor under Clause 27 or
           (ii) if served in any other manner permitted by law.

31.3  AGENT FOR THE SERVICE OF PROCESS:

      The Guarantor irrevocably appoints Omega (U.K.) Limited to be its agent for the service of process in England. Any documentation in connection with proceedings in the courts of England may be delivered to this agent and in that case will be treated as delivered to the Guarantor.

                      SCHEDULE 1: LENDERS AND COMMITMENTS



Lender                            Commitment    Guarantee Commitment
                                                (which forms part of and is not
                                                additional to the Commitment)

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, LONDON BRANCH        L.46,000,000  L.26,000,000

                             SCHEDULE 2: COSTS RATE

1.    DEFINITIONS

      In this Schedule:

      "COSTS PERIOD" means a period for which interest is being computed under this Agreement. If this period is longer than 3 months it will be divided by the Agent into successive Costs Periods of no longer than 3 months.

      "DETERMINATION DAY" means the first day of a Costs Period.

      "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them for Bank of England purposes.

2.    CALCULATION OF THE COSTS RATE

      On each Determination Day the Agent will calculate the Costs Rate for the Costs Period starting on that day as follows:


                           CL + D(L - B)_ + S(L - I)
                       R = -------------------------
                                100 - (C + S)

      where:

      R    is the Costs Rate, expressed as a rate per annum, for that Costs
           Period.


      C is the percentage of the Agent's Eligible Liabilities which the Agent is required to maintain as non-interest bearing cash deposits with the Bank of England.

      L is the percentage rate per annum at which sterling deposits are offered to the Agent by prime banks in the London inter-bank market at or about 11.00 a.m. on the Determination Day.

      D is the percentage of the Agent's Eligible Liabilities which the Agent is required to maintain as secured deposits with certain financial institutions.

      B is the lower of L and the best percentage rate per annum offered to the Agent in the London Discount Market for callable deposits in sterling for the Costs Period at or about 11.00 a.m. on the Determination Date.

      S is the percentage of the Agent's Eligible Liabilities which the Agent is required to maintain as Special Deposits with the Bank of England.

      I is the lower of L and the rate of interest, expressed as a percentage rate per annum, paid by the Bank of England on Special Deposits.

      Percentages will be entered in the formula as absolute numbers. The result of the application of the formula will be rounded upwards to four decimal places. If the formula produces a negative additional percentage, the additional percentage will be taken as zero. The calculations made by the Agent will be conclusive and binding in the absence of obvious error.

3.    CHANGE OF REQUIREMENTS

      The Agent may amend or replace the formula if it ceases to reflect the requirements of the Bank of England. An amended or replacement formula reflecting such amendments will take effect in accordance with the terms of a notice given by the Agent to the Borrower.

                        SCHEDULE 3: CONDITIONS PRECEDENT

1. A copy of the Certificate of Incorporation and the Memorandum and Articles of Association of the Borrower. This copy must be certified by a director of the Borrower to be complete, up-to-date and in full force and effect.

2. A copy of a resolution of the board of directors of the Borrower approving the Facility, authorising the signature and delivery of this Agreement, approving the borrowing of the Total Commitments and approving the Acquisition and the Press Release. The resolution must also appoint persons to sign notices on behalf of the Borrower under this Agreement. The copy must be certified by a director or the secretary of the Borrower to be a true copy of duly passed resolutions each of which is in full force and effect.

3. A certificate of a director of the Borrower to the effect that immediately following the making of the Advance the Borrower will not be in default of any limit on its borrowings.

4. Specimen signatures of all persons authorised by the resolutions referred to in paragraph 2 above. These signatures must be certified by a director or the secretary of the Borrower to be genuine.

5. A copy of the Articles of Incorporation and Amended and Restated Bylaws of the Guarantor. This copy must be certified by the corporate secretary of the Guarantor to be complete, up-to-date and in full force and effect.

6. A copy of a resolution of the directors of the Guarantor approving the Guarantee and authorising the signature and delivery of this Agreement . The copy must be certified by a director of the Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

7.   Legal opinions from:-

     (a)  Slaughter and May, English legal advisers to the Agent; and

     (b)  Dykema Gossett, U.S. legal advisers to the Guarantor.

8. A copy of a letter from Omega (U.K.) Limited accepting its appointment as agent for receipt of process in accordance with Clause 31.3.

9. A copy of the final draft Press Release and a copy of the latest draft of the Offer Document (if available).

10. A waiver has been obtained from the Banks under the Existing Agreement of the guarantee given by the Guarantor in respect of the Borrower's obligations under this Agreement. The amount of guaranteed obligations covered by the waiver is L.46,000,000.

11.  The agreed form of the Guaranteed Loan Notes Instrument.

                  SCHEDULE 4: FORM OF SUBSTITUTION CERTIFICATE

                           PRINCIPAL HEALTHCARE  PLC


                    L.46,000,000 REVOLVING CREDIT  FACILITY

                          DATED [                19  ]

                            SUBSTITUTION CERTIFICATE

To:   (Name and address of the Agent]

      This certificate is delivered to you for the purposes of Clause 28 of the Loan Agreement under which you are currently Agent.

      Name of Existing Lender:
                                -------------------------------
      Name of New Lender:
                                -------------------------------

      Details of substitution:

      [Insert details distinguishing between utilised Commitment and participation in the Loan and other amounts due under the Facility]

      Date of effect of substitution:
                                      -------------------------
      The substitution described above will take effect in accordance with Clause 28.3 of the Loan Agreement.

      The Existing Lender and the New Lender agree as follows:

      1. The New Lender is responsible for its own decision to become involved in the Facility. It should make its own credit appraisal of the Borrower and the Guarantor and the terms of the Facility. Neither the Existing Lender nor the Agent makes any representation that any information provided to the New Lender before or after the date of this certificate is true. Accordingly the New Lender should take whatever action it believes is necessary to verify that information. In addition neither the Existing Lender nor the Agent is responsible for the legality, validity or adequacy of the Loan Agreement. The New Lender will satisfy itself on these issues.

      2. There is no obligation on the Existing Lender to accept any novation or assignment back of the rights and obligations referred to in this certificate. The Existing Lender accepts no obligation to indemnify the

           New Lender for any losses incurred as a result of a failure by the Borrower or the Guarantor to perform its obligations or for any other losses. The New Lender acknowledges this is the case.

      This certificate is to be governed by and construed in accordance with English law.

Existing Lender            New Lender
---------------            ----------
[Name of Existing Lender]  [Name of New Lender]
By:                        By:

Agent (on behalf of the other Lenders, the Borrower and itself)

[Name of Agent]

By:

Date:

Notice details for New Lender
(if it is not already a Lender):

      Address:

      Fax Number:

      Telex Number:

      Attention:

                    SCHEDULE 5: FORM OF NOTICE FOR ADVANCES

       To:    Morgan Guaranty Trust Company of New York, London Branch

              Attention: [            ]

       From:  Principal Healthcare  PLC     Date: [         ]

Dear Sirs

                    L.46,000,000 REVOLVING CREDIT  FACILITY

                           DATED [             ] 1997

1. We refer to the above agreement between yourselves as Agent, us as Borrower and various other parties (the "Agreement"). Terms defined in the Agreement have the same meaning in this notice.

2.   We would like to draw an Advance under the Agreement as follows:-

     (a)  Amount L.[          ]

     (b)  Advance Date [             ]

     (c)  Term [         ]

3.   Please pay the above Advance to account number [              ] with
     [     ] in favour of ourselves.

4. (1)We confirm that, today and on the Utilisatione Date there is and will be no outstanding Event of Default under Clause 24.1(K)(a) or (d) to the extent that it relates to the Guarantor or any Event of Default or outstanding Potential Event of Default arising from a breach by the Borrower of Clause 22.1(I).

--------------
(1) Use if the Advance requested is during the Unconditional Period.

                                       OR

      (2)We  confirm that, today and on the Utilisation Date:-

      (a)  the representations in Clause 18.1 (other than Clauses
           18.1(F)(iii), (J), (M), (N), (O) and (P)), (3)[Clause 19.1 (other than Clauses 19.1(B), (D), (F), (G) and (H))] and Clause 20.1 (other than Clause 20.1(E)(iii)) of the Agreement are and will be true, and

      (b) there is and will be no outstanding Event of Default or Potential Event of Default.

                                       OR

      (4)We confirm that, today and on the Utilisation Date:-

      (a)  the representations in Clauses 18.1 (other than Clauses
           18.1(F)(iii), (J), (M), (N), (O) and (P)) (3)[Clause 19.1 (other than
           Clauses 19.1(B), (D), (F), (G) and (H))], Clause 20.1 (other than Clause 20.1(E)(iii)) and 20.2 of the Agreement are and will be true, and

      (b) there is and will be no outstanding Event of Default or Potential Event of Default.


                               Yours faithfully,

                              for and on behalf of

                            PRINCIPAL HEALTHCARE PLC

--------------
(2)Use if the Advance requested is after the expiry of the Unconditional Period.

(3)Use references to Clause 19 only after expiry of the Acquisition Period.

(4)Use if the Advance requested is after the expiry of the Unconditional Period and for new monies.

              SCHEDULE 6: FORM OF NOTICE FOR GUARANTEED LOAN NOTES

       To:    Morgan Guaranty Trust Company of New York, London Branch

              Attention: [           ]

       From:  Principal Healthcare PLC      Date: [         ]


Dear Sirs,

              L.46,000,000 REVOLVING CREDIT AND GUARANTEE FACILITY

                           DATED [            ] 1997

1. We refer to the above agreement between yourselves as Agent, us as Borrower and various other parties (the "Agreement"). Terms defined in the Agreement have the same meaning in this notice.

2. We enclose Guaranteed Loan Notes to be executed by the Issuing Bank as the guarantor and we hereby request that you arrange for the Issuing Bank to execute the enclosed Guaranteed Loan Notes as guarantor under Clause 7.

3. Please insert the following details in the Guaranteed Loan Note in the spaces provided:-

     (a)  the principal amount of the Guaranteed Loan Note;

     (b) the latest date on which the principal amount of the Guaranteed Loan Note is repayable;

     (c) the date on which the Guaranteed Loan Note is to be issued.

4.   Please arrange for the Issuing Bank to deliver the Guaranteed Loan Notes
     requested under this notice to the Receiving Bankers at [       ] by no
     later than one Business Day after the date of your receipt of this notice.

5. (1)We confirm that, today and on the Utilisation Date there is and will be no outstanding Event of Default under Clause 24.1(K)(a) or (d) to the extent that

---------------

(1)Use if the Advance requested is during the Unconditional Period.

(2)Use if the Advance requested is after the expiry of the Unconditional
Period.

(3)Use references to Clause 19 only after expiry of the Acquisition Period.

(4)Use if the Advance requested is after the expiry of the Unconditional Period and for new monies.

      it relates to the Guarantor or any Event of Default or outstanding Potential Event of Default arising from a breach by the Borrower of Clause 22.1(I).

                                       OR

      (2)We confirm that, today and on the Utilisation Date:-

      (a)  the representations in Clause 18.1 (other than Clauses
           18.1(F)(iii), (J), (M), (N), (O) and (P)), (3)[Clause 19.1 (other than Clauses 19.1(B), (D), (F), (G) and (H))] and Clause 20.1 (other than Clause 20.1(E)(iii)) of the Agreement are and will be true, and

      (b) there is and will be no outstanding Event of Default or Potential Event of Default.

                                       OR

      (4)We confirm that, today and on the Utilisation Date:-

      (a)  the representations in Clauses 18.1 (other than Clauses
           18.1(F)(iii), (J), (M), (N), (O) and (P)) (3)[Clause 19.1 (other than
           Clauses 19.1(B), (D), (F), (G) and (H))], Clause 20.1 (other than Clause 20.1(E)(iii)) and 20.2 of the Agreement are and will be true, and

      (b) there is and will be no outstanding Event of Default or Potential Event of Default.


                               Yours faithfully,

                              for and on behalf of

                            PRINCIPAL HEALTHCARE PLC


--------------------

                   SCHEDULE 7: PERMITTED BORROWER'S SECURITY

                        SCHEDULE 8: PRINCIPAL PROPERTIES

No.  Property                                   Title No. Freehold/Leasehold (L)
1.   Eastbourne, 7 Cobden Street, Darlington    DU123525/DU210214(L)

2.   Burlam Road - 111 and 113 Burlam Road,     TES20264/CE138599(L)
     Middlesborough

3.   The Laurels and Regents view, Edward       TY273629/TY325860(L)
     Street, Hetton-Le-Hole, Co. Durham

4.   Marton Road, 313 Marton Road,              TES21908/CE138600(L)
     Middlesbrough, TS4 2HG

5.   Peterlee and Westcott, Westcott Road,      DU152026/DU210217(L)
     Peterless, Co Durham (excluding land to
     be sold pursuant to the Sale Agreement)

6.   Warrior Park, Endeavour Close, Seaton      CE112822/CE138601(L)
     Carew, Hartlepool

7.   Herrington Grange and Herrington Mews,     TY268474/TY325862(L)
     Travers Street, Sunderland, Tyne & Wear

8.   Roseworth, Redhill Road, Roseworth,        CE122955/CE138602(L)
     Stockton on Tees

9.   Byker Hall and Lawrence Court, Allendale   TY227567/TY325863(L)
     Road, Walker, Newcastle upon Tyne

10.  Bannatyne Lodge, Manor Way, Peterlee,      DU183247/DU210220(L)
     Co. Durham

11.  Elswick Hall, Wentworth Road, Elswick,     TY174014/TY325864(L)
     Newcastle upon Tyne (excluding land to
     be sold pursuant to Sale Agreement)


12.  Swan Lodge and Hunter Hall, Kent Avenue,   TY284479/TY325865(L)
     Howdon, Newcastle upon Tyne

13.  Chasedale, Tynedale Drive, Blyth,          ND82103/ND98662(L)
     Northumberland

14.  Rydal, Rydal Road (site of former          DU187932/DU210223(L)
     Dodmire Junior School), Darlington

15.  Brandon Lodge, Commercial Street, Durham   DU157212/DU210224(L)
                                                DU179196/DU210225(L)
                                                DU209021

16.  Victoria Lodge and Barton Lodge,           TY303598/TY325866(L)
     Leechmere Road, Sunderland

17.  Maple Lodge, (site of former Witherwack    TY292126/TY325867/(L)
     House), Woolwich Road, Sunderland
     (excluding, if so required by the
     Borrower, development land)

18.  Harrogate Court (Lodge), Harrogate Road,   WYK557562/WYK598093(L)
     Leeds LS7 3TD                              WYK545388

19.  Barrington Lodge, St. Andrews Road,        DU193177/DU210226(L)
     Bishop Auckland, Co Durham

20.  Abigail Lodge, Gloucester Road, Delves     DU197266/DU210227(L)
     Lane, Consett, Co. Durham

21.  Castleton, Green Lane, Wortley, Leeds      WYK547677/WYK598095(L)
     LS12 1JZ

22.  Brydan Court, Galsworthy Road, South       TY305501/TY325868(L)
     Shields, Tyne and Wear

23.  Lea Green Court, Kenton Road, Gosforth,    TY297755/TY325869(L)
     Newcastle upon Tyne

24.  Hollie Hill, Durham Road,                  DU188105/DU210229(L)


     Stanley, Co. Durham

25.  Beauley Lodge, Lumley Road, New Road,      DU123990/DU210230(L)
     Fencehouses, Co. Durham

26.  Earls Lodge, Queen Elizabeth Road,         WYK574636/WYK598097(L)
     Wakefield, West Yorkshire

27.  Springfields, Wylam Avenue, Darlington     DU129292

28.  Norton Glades and Norton Court and The     CE99116
     Willows 1, 2 and 3 Norton Court,
     Stockton on Tees

29.  Highstone Road, Barnsley                   SYK335828

30.  Brampton and Walker, Wharrier Street,      TY295771(L)
     Walker, Newcastle

31.  Riverside Court, Salmoor Way, Mayport,     CU108906/CU53782(L)
     Cumbria

32.  Park Farm Lodge, Park Farm Road, Tamworth  SF299072

                                   SIGNATURES


BORROWER
--------

PRINCIPAL HEALTHCARE  PLC

Address:          145 Cannon Street, London, EC4N 5BP.

Fax Number:       0171 925 3555

Attention:        James Flaherty

By:               Jimmy West

GUARANTOR
---------

OMEGA HEALTHCARE INVESTORS, INC.

Address:          905 West Eisenhower Circle, Suite 10, Ann Arbor, Michigan

Fax Number:       001 313 996 0020

Attention:        Essel Bailey/David Stover

By:               James P. Flaherty

AGENT
-----

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, LONDON BRANCH

Address:          60 Victoria Embankment,
                  London  EC4Y OJP

Fax Number:       0171 325 8190

Telex Number:     896631 MGT G

Attention:        Credit Operations

By:               Charlotte Seagrave

LENDERS
-------

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Address:                     60 Victoria Embankment, London  EC4Y OJP

Fax Number:                  0171 325 8190

Telex Number:                896631 MGT G

Attention:                   Credit Operations

By:                          Charlotte Seagrave

ARRANGER
--------

J.P. MORGAN SECURITIES LTD.

Address:        60 Victoria Embankment, London, EC4Y OJP

By:             Charlotte Seagrave